UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BIO-TECHNE CORPORATION

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September 11, 2018

Dear Shareholder:

You are cordially invited to join Bio-Techne Corporation’s 2018 Annual Shareholder Meeting on October 25, 2018, at 12:00 p.m. Central Time. Like last year, this year’s meeting will again be conducted solely as a webcast. You will be able to join the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TECH18. You will also be able to vote your shares electronically at the annual meeting. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages.

We are pleased to offer this virtual meeting to provide ready access for our shareholders and cost savings for the company. Hosting a virtual meeting can facilitate shareholder attendance and participation from any location in the world. After the meeting, we will post any questions and answers regarding topics of material interest to shareholders.

We hope that you will be able to join us online. However, even if you are planning to join the webcast, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of and interest in Bio-Techne.

Sincerely,

Charles (“Chuck”) R. Kummeth

President and Chief Executive Officer

Thursday, October 25, 2018

12:00 p.m. Central Time

The 2018 Annual Meeting of Shareholders of Bio-Techne Corporation will be held as a virtual meeting only. You will be able to attend by joining the webcast, where you will be able to vote your shares, and submit questions. The webcast is available at www.virtualshareholdermeeting.com/TECH18. The following will be considered and acted upon at the 2018 Annual Meeting, each of which is explained more fully in our Proxy Statement.

Items of Business:

1.	Set the number of members of the Board of Directors at eight (8), as recommended by our Board of Directors;

2.	Elect directors of the Company, each of which is recommended by our Board of Directors;

3.	Approve, on an advisory basis, the compensation of our executive officers as disclosed in the Proxy Statement;

4.	Approve the allocation of 900,000 additional shares to the Second Amended and Restated 2010 Equity Incentive Plan reserve;

5.	Ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year, as recommended by our Audit Committee; and

6.	Conduct such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on August 31, 2018 will be entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting.

By order of the Board of Directors

Brenda S. Furlow General Counsel and Corporate Secretary September 11, 2018

YOUR VOTE IS IMPORTANT.

We encourage you to read the Proxy Statement and vote your shares as soon as possible. You may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. If you received paper copies of your proxy materials in the mail, you may vote by mail, and a return envelope for your proxy card is enclosed for your convenience. The Proxy Statement and 2018 Annual Report to Shareholders are available at www.proxyvote.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets and statements relating to the benefits of the Company’s acquisitions, product launches and business strategies. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in the Company’s periodic reports on file with the Securities and Exchange Commission (the “SEC”). The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We do not undertake to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

BUSINESS, GOVERNANCE, AND COMPENSATION HIGHLIGHTS

To assist you in reviewing the proposals to be acted upon, we are providing information about business, governance and compensation highlights for fiscal year 2018. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete Proxy Statement.

BUSINESS HIGHLIGHTS

Our team continued to deliver on our long-term strategy in fiscal year 2018, leading to another record year of strong financial results. Our revenue increased by over 14%, our reported EBITDA increased 8%, and we finished the year with $197 million in operating cash flow.

*Cash from Operations excludes earnout payments.

This strong financial and operational year translated into solid returns for our shareholders: we were able to return over $48 million to our shareholders in the form of dividends, while our total shareholder return was 32.3% in the past fiscal year.

* 3-year and 5-year represent annualized figures

We are very proud of these accomplishments, and we believe that we are well-positioned to continue our strong performance and growth. We are accelerating our momentum to innovate best-in-class life sciences tools and products for our customers in the fields of research, diagnostics and therapeutics. Our recent acquisitions of Quad Technologies and Exosome Diagnostics give us even more runway into the growing and scalable markets of Cell Therapy and Cancer Diagnostics, markets that already know our brands for research reagents and tools.

GOVERNANCE HIGHLIGHTS

Many of our corporate governance practices are the direct result of feedback from our shareholders and other stakeholders. The result of our continuous efforts to improve the governance of our company can be seen in our well-balanced, strong and experienced board; our ongoing shareholder engagement efforts; our executive compensation program; and our incorporation of many market best practices.

Board of Directors

Our strong performance during fiscal year 2018, and the past several years, can be at least partially attributed to our experienced board of directors. Our pre-dominantly independent board includes a range of newer and tenured directors with a balanced and diverse background of experience, education and talent:

Director Age
Avg = 61.9 years
1
1
2
4
40 to 49
50 to 59
60 to 69
70 to 75

Board Gender Diversity
12.5% female
male
female

Independent Director Tenure
Avg = 9.1 years
"10+ YEARS"
2
6 TO 10 YEARS
2
0 TO 5 YEARS
3
0
1
2
3
4

Experience of Directors
Executive mgt experience
Industry experience and knowledge
Finance
Accounting
Strategy
Academic / scientific research
Int'l business

Director Independence
7 of 8 directors
12.5%
87.5%
Independent
Non-independent

Continued Shareholder Engagement Efforts

In 2018, we continued our shareholder engagement and outreach, but we expanded it as follows:

●

We conducted outreach under the leadership of our chair and several other members of our Board. Our outreach in the prior year had been triggered in part by our desire to understand disappointing 2017 “Say on Pay” voting results. The 2017 engagement had been led by management and discussed in depth by the Board of Directors. However, when our 2018 Say on Pay voting results came in notably lower than the 2017 results, our Board concluded that it was important for the Board to engage directly with shareholders to determine if shareholders had concerns or requests that had not been previously raised or captured in the 2017 engagement discussions.

●

We responded to concerns voiced by our shareholders. Because shareholders did not identify concerns with our compensation structure or pay quantum in our 2017 engagement discussions, no significant changes resulted from these discussions. However, for 2018, in response to further discussions with shareholders, we expanded our disclosure in several areas, as described in more detail in the section entitled “Shareholder Outreach Following 2017 Say on Pay Vote. Our Board also received and considered valuable feedback on environmental, social, and governance (“ESG”) matters beyond compensation, which is reflected in the sections entitled “Director Qualifications, Diversity and Refreshment” and “Additional Governance Matters – Corporate Sustainability” and will be the basis for ongoing discussions and engagement.

Governance Best Practices

We also continued to adhere to the governance best practices noted below. We believe these practices form an important foundation for actions and decisions of management and the Board in the best interests of our shareholders, and we remain committed to considering and discussing how our governance program should evolve over time.

Independent Board	●	7 of 8 directors are independent
Leadership	●	The roles of chair and CEO are currently split, with the chair being an independent director
	●	Balance of industry, scientific and functional expertise among directors
	●	Each committee is made up solely of independent directors
	●	Annual Board and committee evaluation process, as well as periodic individual director assessments
	●	Director tenure policy led to refreshment of two Board seats in 2018, with additional refreshment in coming years
Shareholder	●	Annual election of directors
Rights	●	Majority vote standard in uncontested elections, with resignation policy
	●	No shareholder rights plan
	●	No supermajority voting provisions
	●	Shareholders holding 10% or more of our outstanding stock have the right to call certain special meetings
	●	Proxy access to nominate director candidates
Good Governance	●	Prohibition of hedging and pledging of company stock
Practices	●	Stock ownership guidelines for directors and executive officers
	●	Continual engagement with shareholders on strategy, financial results and governance

Executive Compensation: Our Pay-for-Performance Culture

With our strategic focus on growing the business over the long term, it is imperative that our executive compensation program motivates our talented management team in such a manner as to encourage and reward successful execution of this business strategy. To do this, we have established an executive pay program with a strong pay-for-performance foundation. We utilize the following compensation elements to achieve this:

Type	Element	Performance Period	Objective
Fixed	Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle
Performance -based	Annual Bonus	Annual	Rewards achievement of annual Company-wide and divisional financial objectives
Performance -based	Performance-based Stock Options and Restricted Stock Units	Long-Term	Supports the achievement of corporate strategic goals that drive the creation of long-term, sustainable shareholder value

	Time-Based Stock Options and Restricted Stock Units	Long-Term	Aligns the interests of management and stockholders and serves an important retention vehicle

We believe that pay should be linked to performance – and that executives and long-term shareholders alike should benefit from our success and growth.

$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Compensation
Reported CEO Pay ($000s)
Indexed TSR
$2,242
$3,181
$2,737
$7,468
$9,077
$9,663
2013
2014
2015
2016
2017
2018
$300
$250
$200
$150
$100
$50
$0
Share Price

Note: In FY 2015, the Executive Compensation Committee delayed the implementation of merit and other compensation adjustments, including equity grants, for the CEO and CFO from April 1, 2015 to July 1, 2015 (FY 2016) so that all executive officers' performance and compensation could be reviewed at the same time, and at the end of the Company's fiscal year. Because of the timing differences in compensation adjustments for the CEO and CFO, the change in their compensation from FY 2014 to FY 2015 appears artificially lower and the change from FY 2015 to FY 2016 appears higher in comparison.

Total Shareholder Return

1-year:

+ 27%

Annualized, Since 2013:

+ 15%

Market Capitalization

Annualized, Since 2013:

+ 14%

CEO Pay Increase

Annualized Increase, since 2013:

+ 28%

ITEMS 1 AND 2: ELECTION OF DIRECTORS

Item 1. ESTABLISHING THE NUMBER OF DIRECTORS AT EIGHT

Your Board unanimously recommends a vote “FOR” setting the number of directors at eight.

Our bylaws provide that the number of directors shall be determined by the shareholders at each Annual Meeting. Your Board unanimously recommends that the number of directors be set at eight.

Under applicable Minnesota law and the Company’s bylaws, approval of the proposal to set the number of directors at eight requires the affirmative vote of the holders of the greater of: (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter; or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Item 2. ELECTION OF DIRECTORS

Your Board unanimously recommends a vote “FOR” each of the eight director nominees presented in this proposal.

Over the last several years, we have undergone a thoughtful, gradual board refreshment process. In 2014, we implemented a director retirement provision in our Principles of Corporate Governance, and have subsequently followed that policy. As a result, the average director tenure has dropped from 13.8 years in 2013 to 8.3 years currently. While refreshment is important, it is also critical to the effectiveness of the Board to make replacements gradually so that the Board retains a balance of experience and new perspectives. In 2017, with three directors reaching the retirement age of 75, the Nominations and Governance Committee recommended, and the Board unanimously approved, a transition plan that staggered these individuals’ retirement to provide for continuity and a smooth transition. In the past year, two of those three directors retired and two new directors, Dr. Alpna Seth and Dr. Joseph Keegan, were nominated and elected at the 2017 Annual Meeting. As permitted by the Principles of Corporate Governance, the Board had approved a one-year waiver of the retirement limitation for Dr. Charles Dinarello. Pursuant to the plan, Dr. Dinarello is now retiring effective as of the 2018 Annual Meeting.

The eight directors elected at the Annual Meeting will hold office until the 2019 Annual Meeting of Shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy (the “Proxy”) authorizes the persons named in the Proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Under the Company’s Amended and Restated Articles of Incorporation, directors will be elected as follows: (i) if the number of director nominees is equal to (or less than) the number of directors to be elected, directors will be elected by a majority vote, meaning that directors who receive a greater number of “FOR” votes than “AGAINST” votes will be elected; (ii) if the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast. Under the Board’s director resignation policy, an incumbent director who does not receive a majority of the votes cast “FOR” his or her election, in an election where the majority vote standard applies, must offer to tender his or her resignation to the Company’s Nominations and Governance Committee. The policy further provides that the Board, taking into account the recommendation of the Nominations and Governance Committee, will act on a tendered resignation and publicly disclose its decision within 90 days of receiving certification of the election results. If the Board does not accept such director’s resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected.

Nominees for Director

The following is a brief description of each nominee, including age, years of service on this Board, other public company directorships, as well as principal occupation, position and business experience for at least the past five years. Each director’s biographical information includes a description of the director’s experience, qualifications, attributes or skills that qualify the director to serve on the Company’s Board at this time.

Robert V. Baumgartner, Chairman Age: 62 Independent Director Since: 2003

Mr. Bob Baumgartner has served as Executive Chairman, Director of the Center for Diagnostic Imaging, Inc., an operator of diagnostic imaging centers, since 2001. Until August 2015, Mr. Baumgartner also served as Chief Executive Officer of that company. Prior to 2001, he held numerous executive positions, including as Chief Executive Officer and Director of American Coating International, President and Chief Executive Officer of First Solar and President of the Apogee Glass Group. He began his professional career at KPMG LLC, an international accounting firm. He received a bachelor’s degree in business administration from the University of Notre Dame. Among other attributes, skills and qualifications, the Board believes Mr. Baumgartner is qualified to serve as a Director of the Company because his extensive finance, accounting and general business background provides valuable strategic management and financial oversight skills.

John L. Higgins Age: 48 Independent Director Since: 2009 Other Public Directorships: Ligand Pharmaceuticals, Inc.

Mr. John Higgins has been President and Chief Executive Officer of Ligand Pharmaceuticals, Inc. since January 2007 and has been a member of Ligand’s Board of Directors since March 2007. From 1997 until joining Ligand, Mr. Higgins was with Connetics Corporation, a specialty pharmaceutical company, as its Chief Financial Officer, and also served as Executive Vice President, Finance and Administration and Corporate Development at Connetics from January 2002 until its acquisition by Stiefel Laboratories, Inc. in December 2006. Mr. Higgins was previously a member of the executive management team and a director at BioCryst Pharmaceuticals, Inc., a biopharmaceutical company. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Mr. Higgins has served as a director of numerous public and private companies. He graduated Magna Cum Laude with a bachelor’s degree from Colgate University. Among other attributes, skills and qualifications, the Board believes Mr. Higgins is qualified to serve as a Director of the Company due to his combination of biopharmaceutical business, accounting and finance experience as well as his executive management experience, particularly with public companies.

Joseph D. Keegan, Ph.D. Age: 65 Independent Director Since: 2017 Other Public Directorships: Interpace Diagnostics

Dr. Joseph Keegan currently serves as a director and advisor for Interpace Diagnostics as well as a number of privately held life science companies, including as Chair of Labcyte, Inc., and Executive Chair of Nanomedical Diagnostics. From 2007 until its sale to Pall Corporation in 2012, Dr. Keegan served as President and Chief Executive Officer of ForteBio, Inc. Dr. Keegan joined ForteBio from Molecular Devices Corporation, where he served as President and Chief Executive Officer from 1998 to 2007. Prior to Molecular Devices, Dr. Keegan held leadership positions at Becton Dickinson, Leica, Inc. and GE Medical Systems. He has also served on numerous public and private company boards of life science tools companies. Dr. Keegan holds a Ph.D. in Physical Chemistry from Stanford University. Among other attributes, skills and qualifications, the Board believes Dr. Keegan is qualified to serve as a Director of the Company because of his deep knowledge of our industry and customers, as well as his extensive executive management experience and prior service on other private and public company boards.

Charles R. Kummeth Age: 58 Director Since: 2013 Other Public Directorships: Sparton Corporation; Gentherm, Inc.

Charles R. Kummeth has been President, Chief Executive Officer, and member of the Board of the Company since April 1, 2013. Prior to joining the Company, he served as President of Mass Spectrometry and Chromatography at Thermo Fisher Scientific Inc. from September 2011. He was President of that company’s Laboratory Consumables Division from 2009 to September 2011. Prior to joining Thermo Fisher, Mr. Kummeth served in various roles at 3M Corporation, most recently as the Vice President of the company’s Medical Division from 2006 to 2008. Mr. Kummeth also serves on the board of two other public companies, Sparton Corp, an electromechanical device company, and Gentherm, Inc., developer of thermal management technologies. Among other attributes, skills and qualifications, the Board believes that Mr. Kummeth is qualified to serve as a Director of the Company because of his extensive executive management experience and expertise leading the growth of biotechnology companies. In addition, the Board believes that having the Chief Executive Officer serve as a member of the Board promotes strategy development and implementation and facilitates the flow of information between the Board and management.

Roeland Nusse, Ph.D. Age: 67 Independent Director Since: 2010

Dr. Nusse has been a professor or associate professor in the Department of Developmental Biology at Stanford University and an investigator at the Howard Hughes Medical Institute since 1990. He has also been the chair of the Department of Developmental Biology at Stanford since 2007. Dr. Nusse was previously at the Netherlands Cancer Institute (Amsterdam, The Netherlands) as a staff scientist and ultimately head of the Department of Molecular Biology. Dr. Nusse was elected to the United States National Academy of Sciences in April 2010, the European Molecular Biology Organization in 1988, the Royal Dutch Academy of Sciences in 1997, and the American Academy of Arts and Sciences in 2001. Dr. Nusse was awarded the Breakthrough Prize in Life Sciences in 2016. Dr. Nusse earned a bachelor’s degree in biology from the University of Amsterdam and a doctorate in molecular biology from the Netherlands Cancer Institute in 1980. Among other attributes, skills and qualifications, the Board believes Dr. Nusse is qualified to serve as a Director of the Company because his scientific research and academic background provide valuable strategic insight, including insight into the Company’s customers and markets.

Alpna Seth, Ph.D. Age: 55 Independent Director Since: 2017 Other Public DIrectorships: Seattle Genetics, inc.

Dr. Alpna Seth currently serves as the Chief Operating Officer of Vir Biotechnology, Inc., and is also a member of the Board of Directors of Seattle Genetics, Inc.  Prior to joining Vir in July 2017, Dr. Seth was Senior Vice President and Global head of the Biosimilars business for Biogen, Inc. headquartered in Zug, Switzerland since 2014.  For the period from 1998 through 2014, Dr. Seth held a range of executive roles at Biogen in business development, drug development and marketing programs, including founding Managing Director of Biogen Idec India and Program Executive for several of Biogen’s major cross-functional drug development programs and product launches.  She holds a Ph.D. in Biochemistry and Molecular Biology from University of Massachusetts Medical School and conducted her post-doctoral research at Harvard University in Immunology and Structural Biology, both as a Howard Hughes Medical Institute Fellow. Dr. Seth brings a breadth of experience in drug discovery, marketing, international operations and business development.  Among other attributes, skills and qualifications, the Board believes Dr. Seth’s extensive background in the pharmaceutical industry and her deep knowledge of critical areas of science provide a valuable strategic perspective for our business generally and for a key customer group for the Company.

Randolph Steer, M.D., Ph.D. Age: 68 Independent Director Since: 1990

Dr. Randolph Steer is currently an independent biotechnology consultant and board director. He served as President and Chief Operating Officer of Capstone Therapeutics Corp. from April 2006 to October 2011. Dr. Steer was elected to the Mayo Clinic Board of Trustees in November 2011, and until recently served as a director of publicly-traded Vital Therapies, Inc. From 1989 to 2006 Dr. Steer was a consultant to the pharmaceutical and biotechnology industries, where he advised companies in business development, medical marketing and regulatory and clinical affairs. His prior experience includes service as Associate Director of Medical Affairs at Marion Laboratories and as Medical Director at Ciba Consumer Pharmaceuticals. Dr. Steer received his undergraduate degree in physiology and Ph.D. in pathobiology from the University of Minnesota and his medical degree from the Mayo Medical School. Among other attributes, skills and qualifications, the Board believes Dr. Steer is qualified to serve as a Director of the Company because his medical and scientific backgrounds, his experience in executive leadership and on boards, and his knowledge of the pharmaceutical and biotechnology industries all provide valuable strategic insight.

Harold J. Wiens Age: 72 Independent Director Since: 2014

Mr. Harold Wiens is a retired executive from the 3M Companies. He began his 3M career in 1968 and held multiple domestic and international engineering and production management roles, including Memory Technologies Group Manufacturing Manager for the Europe location, Managing Director and Executive Vice President of Sumitomo 3M, and, most recently, Executive Vice President of 3M’s Industrial Sector. Prior to retiring from 3M in 2006, Mr. Wiens restructured the business and led a global implementation of Six Sigma, which together resulted in faster business processes and a focus on customers that drove international growth. Since retirement, he remains active in the community by serving on the boards of local non-profit entities. He holds a Bachelor’s degree in mechanical engineering from Michigan Technological University. Among other attributes, skills and qualifications, the Board believes Mr. Wiens is qualified to serve as a Director of the Company because of his deep knowledge in international business practices and his ability to guide balance between operations and accelerated growth of the Company.

Corporate Governance – The Role and Governance of the Board

The Board of Directors is the Company’s governing body, with responsibility for oversight, counseling and direction of the Company’s management to serve the short- and long-term interests of the Company and its shareholders. The Board’s goal is to build long-term value for the Company’s shareholders and to ensure the vitality of the Company for its customers, employees and other individuals and organizations that depend on the Company. To achieve its goal, the Board monitors both the performance of the Company and the performance of the CEO. It is also integrally involved in strategic planning, in partnership with the management team. It regularly undertakes an in-depth review of management’s long term and short term strategic plan, and periodically provides input as the strategic plan is implemented and evolves.

The Board has adopted Principles of Corporate Governance applicable to all directors, which can be found at www.bio-techne.com on the Investor Relations page of our website. The Principles describe the Company’s corporate governance practices and policies and provide a framework for the governance of the Company. Among other things, they require a majority of the members of the Board to be independent directors and require candidates for director to meet minimum qualifications including high moral character and mature judgment. The Principles also specify that the Company shall maintain Audit, Executive Compensation and Nominations and Governance Committees which consist entirely of independent directors.

Board Independence

The Board annually reviews the independence of each director. The Board has affirmatively determined that all of the Company’s non-employee directors are “independent” as such term is defined in the applicable requirements of the SEC and NASDAQ (collectively, the “Applicable Rules”). Mr. Kummeth is not independent based on his service as the Company’s CEO and President. In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and the Company and its subsidiaries based on information provided by the director, Company records and publicly available information.

Board Leadership Structure

Mr. Baumgartner, an independent director, serves as Chair of the Board. The Board has determined that dividing the roles of Chairman and CEO is currently the most effective leadership structure for the Company because of the differences between the two roles. The Board is responsible for setting the strategic direction for the Company. The Chairman of the Board sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the independent directors. The CEO executes the Board’s direction and is responsible for the day-to-day leadership and performance of the Company. In addition, the independent directors of the Board meet in executive session without members of management present on a regularly scheduled basis.

The Board has determined that maintaining an independent Chair, along with the independence of a majority of directors, helps maintain the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. In addition, the Audit, Executive Compensation, and Nominations and Governance Committees each consist entirely of independent directors.

Risk Oversight

Risk assessment and oversight is an integral part of Board and Committee deliberations throughout the year. The Company’s Board administers its risk oversight function through its Committees, as described below, and directly with respect to all other risks, including strategic, technology, cybersecurity and operational risks. In performing their oversight responsibilities, the Board and Committees review policies and guidelines that senior management use to manage the Company’s exposure to material categories of risk. In addition, the Board and Committees review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk.

Each of the Board’s committees has risk oversight duties corresponding to its areas of responsibility, as described in its charter. The Audit Committee has oversight responsibility with respect to the Company’s financial risk assessment and financial risk management. The Audit Committee meets regularly with management and the Company’s independent auditors to review the Company’s risk exposures, the potential financial impact those risks may have on the Company, the steps management takes to address those risks, and how management monitors emerging risks. With respect to the Company’s compensation plans and programs, the Executive Compensation Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk taking by the Company’s executive officers and employees. The Nominations and Governance Committee oversees the management of risks associated with the composition and independence of the Company’s Board, as well as general corporate governance risks and policies and maintenance of the Code of Ethics and Business Conduct.

Corporate Governance -- Board Committees

The Board currently has four standing Committees: the Audit Committee, the Executive Compensation Committee, the Nominations and Governance Committee and the Science and Technology Committee. Each of these committees is governed by a written charter approved by the Board in compliance with the Applicable Rules. The charter of each committee requires an annual review by such committee. The charters are available on our website at http://www.bio-techne.com in the “Investor Relations” section under “Corporate Governance.”

Each member of our Audit, Nominations and Governance and Executive Compensation committees is independent, as determined by the Board, under the Applicable Rules. In addition, each member of the Audit Committee and the Executive Compensation Committee meets the additional independence standards for committee members under the Applicable Rules. The members of each standing committee are appointed by the Board each year for a term of one year and until their successors are elected, or until the earlier death or resignation or removal from the committee or the Board. In addition, the Board has, on occasion, established committees to deal with particular matters the Board believes appropriate to be addressed in that manner.

Audit Committee

The Audit Committee is responsible for the appointment, supervision and evaluation of the Company’s independent registered public accounting firm and for reviewing the Company’s internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee’s other responsibilities include approval of related party transactions, oversight of the Company’s cash investment policy and monitoring the Company’s financial fraud hotline and other compliance matters having financial impact. The Board has determined that, for FY 2018, Messrs. Baumgartner and Higgins are “audit committee financial experts” as such term is defined in the Applicable Rules.

Executive Compensation Committee

The Executive Compensation Committee determines base and incentive compensation for executive officers of the Company, establishes overall policies for executive compensation and reviews the performance of the executive officers. The Executive Compensation Committee works with Mr. Kummeth to establish compensation and performance goals for the other executive officers and, acting independently, establishes the compensation and performance goals for Mr. Kummeth. The Executive Compensation Committee also recommends to the Board and administers director compensation policies and practices.

Nominations and Governance Committee

The Nominations and Governance Committee recruits well-qualified candidates for the Board, selects persons to be proposed in the Company’s Proxy Statement for election as directors at annual meetings of shareholders, determines whether each member of the Board is independent under Applicable Rules, establishes governance standards and procedures to support and enhance the performance and accountability of management and the Board, considers the composition of the Board’s standing committees and recommends any changes, evaluates overall Board performance, assists committees with self-evaluations, and monitors emerging corporate governance trends. In fulfilling its responsibilities, the Nominations and Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominations and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominations and Governance Committee through current members of the Board of Directors, professional search firms, shareholders or other persons and may be considered at any point during the year. Additional detail regarding the Nominations and Governance Committee’s process for identifying and evaluating candidates is described in the section below entitled “Director Qualifications, Diversity and Refreshment.”

Corporate Governance – Meetings and Attendance

The Board met seven times during FY 2018, including four in-person meetings and three meetings by teleconference. Each director attended at least 75% of the Board meetings and meetings of the committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings but also by conducting business via written actions in lieu of meetings and otherwise communicating informally throughout the year on various Board and committee matters with executive management, advisors and others on matters affecting the Company. All directors attended the Annual Meeting of Shareholders in October 2017, which was held by teleconference as a virtual meeting.

The membership of each standing committee as of June 30, 2018 and the number of committee meetings held during FY 2018 are identified in the table below.

Director	Audit	Executive Compensation	Nominations & Governance	Science & Technology
Robert V. Baumgartner	X		Chair
Charles A. Dinarello, M.D.				X
John L. Higgins	Chair		X
Joseph Keegan, Ph.D.		X
Charles R. Kummeth
Roeland Nusse, Ph.D.			X	Chair
Alpna Seth, Ph.D.			X	X
Randolph C. Steer, M.D., Ph.D.		Chair		X
Harold J. Wiens	X	X
Number of meetings held during FY 2018	12	4	3	2

Shareholder Engagement and Communications

The Company values the perspectives of its shareholders. Management meets frequently with key shareholders to discuss the Company’s financial performance and strategies. In addition, over the last several years the Company has carried out and expanded a shareholder engagement program to discuss governance matters with key shareholders, both proactively and in response to requests from shareholders.

Specifically, in early 2018, partly as a result of recent shareholder “Say on Pay” votes relating to executive compensation disclosures, management and certain key directors undertook a robust engagement process with our largest shareholders. Our directors led the engagement outreach, including: our Board chair, Mr. Baumgartner, who also serves as Chair of our Nominations and Governance Committee and as a member of the Audit Committee; Dr. Steer, Chair of our Executive Compensation Committee; and Mr. Wiens, who serves both on the Executive Compensation and Audit Committees. We contacted our ten largest shareholders at the time, which represented approximately 52% of our shareholdings. We held eight meetings with shareholders representing approximately 45% of our holdings. A further description of those discussions and the Board’s response are described in several sections below, including in the sections entitled “Director Qualifications, Diversity and Refreshment,” “Shareholder Outreach Following 2017 Say on Pay Vote” and “Additional Governance Matters.”

Communications from shareholders are always welcome. Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Corporate Secretary of the Company at 614 McKinley Place N.E., Minneapolis, MN 55413, and should prominently indicate on the outside of the envelope that such communication is intended for the Board of Directors, for non-management directors, or for a particular director. Unless other distribution is specified, the communication will be forwarded to the entire Board.

Director Qualifications, Diversity and Refreshment

The Nominations and Governance Committee periodically assesses the skills and experience needed of directors to properly oversee the short- and long-term interests of the Company. The Committee utilizes a variety of methods for identifying and evaluating candidates for director, with the ultimate goal of maintaining a well-rounded Board that functions collegially and independently. Candidates for the Board are considered and selected on the basis of the criteria set forth in our Principles of Corporate Governance, including outstanding achievement in their professional careers, experience, wisdom, personal and professional integrity, their ability to make independent, analytical inquiries, and their understanding of the business environment. Candidates must have the experience and skills necessary to understand the principal operational and functional objectives and plans of the Company, the results of operations and financial condition of the Company, and the position of the Company in its industry. Candidates must have a perspective that will enhance the Board’s strategic discussions and be capable of and committed to devoting adequate time to Board duties. With respect to incumbent directors, the Nominations and Governance Committee also considers past performance on the Board and contributions to the Company, in part through an annual assessment process.

While the Company does not have a formal diversity policy for board membership, the Company seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominations and Governance Committee considers, among other factors, diversity with respect to perspectives, backgrounds, skills and experience in its evaluation of candidates for board membership. Such diversity considerations are discussed by the Nominations and Governance Committee in connection with the general qualifications of each potential nominee. The Nominations and Governance Committee also appreciates and is taking into account the shareholder feedback regarding the importance of board diversity received during the Board’s 2018 shareholder outreach.

The Nominations and Governance Committee will apply the same criteria in evaluating candidates recommended by shareholders as is used for candidates recommended by other sources, which criteria are described above. Recommendations may be sent to the attention of the Nominations and Governance Committee at the Company’s address: 614 McKinley Place N.E., Minneapolis, MN 55413. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominations and Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set forth in our Principles of Corporate Governance. Shareholders who intend to nominate a candidate for election by the shareholders at the Annual Meeting (in cases where the Board does not intend to nominate the candidate or where the Nominations and Governance Committee was not requested to consider his or her candidacy) must comply with the procedures described under the section of this Proxy Statement entitled “Additional Corporate Governance Matters—Shareholder Proposals,” and with Bio-Techne’s bylaws.

As described in the first paragraph of “Item 2 Election of Directors,” above, in FY 2017 and 2018 three directors meeting the retirement age as specified in our Principles of Corporate Governance have retired or are planning to do so. In 2017, Dr. Roger Lucas and Dr. Karen Holbrook retired and two new directors, Dr. Alpna Seth and Dr. Joseph Keegan, were nominated and elected with overwhelming support from shareholders at the 2017 Annual Meeting. This year, Dr. Charles Dinarello is not being re-nominated and is retiring at the close of the 2018 Annual Shareholder meeting. At the 2017 Annual Shareholder Meeting, Dr. Dinarello received a less than 50% favorable vote, likely because he missed several board meetings the previous year and therefore had an attendance record of less than 75%. In accordance with Bio-Techne’s Principles of Corporate Governance, Dr. Dinarello tendered his resignation immediately after the Annual Shareholder Meeting. The Board considered all of the relevant factors, including the fact that two of the nine board members had just retired, and decided not to accept Dr. Dinarello’s resignation at that time. However, the Board did determine that it would continue its refreshment process by planning for Dr. Dinarello’s retirement at the close of the 2018 Annual Shareholder Meeting.

This director transition was one of the topics discussed during the Board’s shareholder outreach initiative in early 2018. Some shareholders expressed concern that the Board had rejected Dr. Dinarello’s resignation and allowed him to continue serving on the board. Shareholders appeared satisfied after receiving further explanation about the Board’s desire for an orderly transition and the plan for Dr. Dinarello to retire in 2018. We appreciated shareholders’ feedback on this matter and the importance of transparency related to Board decisions of this nature.

Director Compensation

The Company believes that compensation for non-employee directors should be competitive and should encourage ownership of the Company’s stock. The Executive Compensation Committee periodically reviews the level and form of the Company’s director compensation and, if it deems appropriate, recommends to the Board changes in director compensation. No adjustments to director compensation levels were made in FY 2017 or FY 2018. Recently, the Executive Compensation Committee re-evaluated compensation for non-employee directors against those of directors in the same peer companies used for executive compensation. Based on that analysis, it recommended and the Board adopted a small change to the cash portion of director compensation effective after the 2018 Annual Shareholder Meeting, raising the annual retainer fee from $62,500 to $70,000. This adjustment in cash compensation brings non-employee director compensation more in line with the peer group of companies, especially considering the Company does not provide additional compensation for committee participation other than for service as committee chair. There were no other changes proposed or adopted.

Director Compensation for FY 2018

Each non-employee member of the Board receives an annual retainer fee of $62,500, which will increase to $70,000 annually after the 2018 Annual Shareholder Meeting. Additional cash compensation is paid for the following roles:

Board Chair – $50,000

Chair of Audit – $25,000

Chair of Executive Compensation – $17,500

Chair of Nominations and Governance – $15,000

In addition, on an annual basis, each non-employee director is eligible to receive annual equity grants valued at $185,000 that vest upon the sooner of the one-year anniversary of the date of grant or the next annual shareholder meeting. Equity grants are provided 50% in stock options, with an exercise price equal to the fair market value of Bio-Techne’s Common Stock on the grant date, and 50% in restricted stock.

Non-employee directors who join the Board other than by election at an annual meeting of shareholders receive a pro-rated equity grant based on the portion of the year served. Non-employee directors are also paid their reasonable expenses for attending Board and Committee meetings. Directors who are employees of the Company or its subsidiaries do not receive any compensation for service on the Board.

Director Stock Ownership Guidelines

Effective in the last fiscal year, the Board adopted stock ownership guidelines for all directors and executive officers to better align their interests with other shareholders. Non-employee directors are required to own stock at least equivalent in value to three times their annual retainer fee within five years. Although they have five years from July 1, 2016 (or their appointment or election to the Board), all except the two newest directors, Drs. Seth and Keegan, met the requirements as of July 1, 2018.

Directors who are not employees of the Company were compensated for FY 2018 as follows:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Robert V. Baumgartner	$122,500	$92,412	$92,471	$1,002	$308,385
Charles A. Dinarello, M.D.	62,500	92,412	92,471	1,002	248,385
John L. Higgins	87,500	92,412	92,471	1,002	273,385
Karen A. Holbrook, Ph.D.(5)	38,750	--	--	292	39,042
Joseph Keegan, Ph.D.(5)	41,667	92,412	92,471	709	227,259
Roger C. Lucas, Ph.D.(5)	20,833	--	--	292	21,126
Roeland Nusse, Ph.D.	72,500	92,412	92,471	1,002	258,385
Alpna Seth, Ph.D.(5)	41,667	92,412	92,471	709	227,259
Randolph C Steer, M.D., Ph.D.	80,000	92,412	92,471	1,002	265,885
Harold J. Wiens	62,500	92,412	92,471	1,002	248,385

(1)

Amounts consist of annual director fees and chair fees for services as members of the Company's Board and its Committees. For further information concerning such fees, see the discussion above this table.

(2)

Amounts represent the total grant date fair value of equity-based compensation for 739 shares of restricted stock granted pursuant to the Company's Second Amended and Restated 2010 Equity Incentive Plan in FY 2018 at the grant date market value of $125.05 per share, in accordance with Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718. As of June 30, 2018, each non-employee director held 739 unvested shares of restricted stock.

(3)

Amounts represent the total grant date fair value of equity-based compensation for 3,125 stock option awards granted pursuant to the Company's Second Amended and Restated 2010 Equity Incentive Plan in FY 2018, as calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 to the Company's audited financial statements for FY 2018, included in the Company's Annual Report on Form 10-K. As of June 30, 2018, the following non-employee directors held options to purchase the following number of shares of the Company's Common Stock: Mr. Baumgartner-34,370; Dr. Dinarello-39,370; Mr. Higgins-49,370; Dr. Holbrook-36,245; Dr. Keegan-3,125; Dr. Lucas-13,245; Dr. Nusse-44,370; Dr. Seth-3,125; Dr. Steer-29,370; and Mr. Wiens-17,370.

(4)	Amounts represent the total dollar value of dividends paid on restricted stock awards, as those amounts were not factored into the grant date fair value.
(5)	Served as a director for part of fiscal year 2018, and therefore received pro-rated compensation.

Additional Governance Matters – Corporate Sustainability

Our mission is to build EPIC Tools for EPIC Science. We have built a creative, caring team of colleagues throughout the world who bring unique perspectives and talents in support of that mission and who embody our four key values – Empowerment, Passion, Innovation and Collaboration, or EPIC. Their dedication leads to innovative technologies that help our customers address some of society's most difficult challenges in the healthcare and life sciences fields.

We understand that delivering on our mission over the long term requires a focus on corporate sustainability, including environmental, social, and governance (“ESG”) considerations. Specifically, we focus on the following:

Quality Products	By providing high quality products to researchers and clinicians, we improve the lives of people across the globe while also providing for the future success of our business.
Employee Involvement	Our commitment to becoming an excellent workplace means investing in ongoing opportunities for employee development in a diverse and inclusive environment, and a focus on our EPIC values.
Environment	Through continuous improvement, we develop products that meet customer needs while furthering our objective to be an environmentally responsible business.
Community Involvement and Giving

Key to our mission and values is a philosophy of caring and supporting the communities in which we live and work. Through both corporate giving and the individual contributions of our employees, we seek to make a difference.

Responsible Business Conduct	We have implemented codes of conduct and other ESG standards and policies that apply both to our own activities and to those of our third-party suppliers.

We have and will continue to invest in corporate sustainability measures and activities, as guided by and reported to the Board from time to time. For example, our focus on supporting employee development and building our EPIC culture is an ongoing initiative that is particularly important as we have grown from approximately 700 to over 2,100 employees in the past five years. Especially given our rapid growth, the Board believes building a common set of values and culture is vital to supporting our continued growth. We are also demonstrating environmental stewardship in numerous ways, as affirmed by our ongoing initiatives to obtain ISO 14001:2015 – Environmental Management certification at several sites, including our headquarters site in Minneapolis, Minnesota. As we implement these measures, the Company will publish descriptions and examples on our website over the coming year, at https://www.bio-techne.com/corporate-responsibility.

EXECUTIVE COMPENSATION

Shareholder Outreach Following 2017 Say on Pay Vote

At our 2017 Annual Meeting of Shareholders, our advisory vote on executive compensation (the “Say on Pay vote”) received 56.8% approval from shares present and entitled to vote, which was lower than the prior year’s 74.0% approval. Concerned by this response, as referenced above, the Company engaged in a governance outreach effort during the year to our ten largest shareholders representing over 52% of outstanding shares. The discussions with shareholders were led by members of our Board, including the Chair of our Board, the Chair of our Executive Compensation Committee, and another member of our Executive Compensation Committee, as well as members of management. The shareholders with whom we engaged provided their perspective on executive compensation, governance, and other matters of relevance to shareholders. They conveyed that they were generally quite satisfied with the actions of management, the Company’s performance and changes over the past five years in compensation structure and levels. They did not express concern about peers selected for executive compensation comparisons, acknowledging that the Company does not have many appropriate comparisons available and that comparisons by market cap were as or more relevant than revenue. The topics raised by shareholders concerning executive compensation were focused primarily on the desire for additional disclosure with respect to certain elements of executive compensation, rather than concerns about compensation structure.

The results of these meetings with shareholders were reviewed and analyzed by both the Executive Compensation Committee and the full Board of Directors. After considering shareholder input, the Committee has taken a number of steps to address concerns, including the following compensation-related topics raised by shareholders and the Company’s responses, as noted in the table below:

Issues Raised	How We’ve Responded
Adequacy of link between executive pay and Company performance

We have provided additional disclosure in this year’s CD&A. In particular, see the Executive Summary section for additional information regarding how our compensation program is structured to align pay and performance.

Additional disclosure concerning long-term incentives

In this year’s CD&A, in the section entitled “Elements of Compensation” we have provided a detailed description of our long-term incentives. In the “Executive Summary” section, we have also included the actual achievement to targets for long term performance equity grants issued in August 2015 and vested in August 2018.

Consider alternative performance measures other than adjusted operating income and organic revenue, for both short- and long-term incentive compensation

The Executive Compensation Committee has considered shareholder comments and determined that, at this time, these measures continue to best align executive performance with shareholder value. Since one of our primary growth strategies relies on strategic M&A, the Committee believes a continued focus on revenue and operating income is key to the Company’s financial success and that they are the most important factors driving stock performance.

Above-median benchmarking for CEO pay

The Executive Compensation Committee analyzes market compensation data provided by Aon at the 25th, 50th and 75th percentiles.  However, we do not target any percentile or percentile range as a specific objective.  Rather, our compensation decisions are based on the full consideration of many factors, including performance.  As a result of evaluating compensation based on multiple factors, total target compensation for our NEOs may in certain circumstances be above or below the reference points provided by Aon.

We appreciate our shareholders’ support of our compensation and governance practices, as well as their requests for additional disclosure. We will continue to structure executive compensation in a manner that aligns the interests of executives with those of the shareholders and to take shareholder feedback into account when structuring and disclosing our executive compensation packages. We will continue to engage with shareholders throughout the year to understand their views on our executive compensation program and governance practices.

Compensation Discussion and Analysis

In this Compensation, Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program. This CD&A is intended to be read in conjunction with the tables which immediately follow this section, which provide further historical compensation information.

As of June 30, 2018, the following executive officers constituted our Named Executive Officers (collectively, our “NEOs”):

Name	Title
Charles Kummeth	President and Chief Executive Officer
James Hippel	Senior Vice President – Finance and Chief Financial Officer
David Eansor	Senior Vice President – Biotechnology
Robert Gavin	Senior Vice President – Protein Platforms
Brenda Furlow	Senior Vice President – General Counsel and Secretary

CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Elements of Compensation	Section IV
Additional Compensation Practices and Policies	Section V

I.	Executive Summary

We continued to execute on our long-term growth strategy in FY 2018. Our CEO has led a strategy of growth through investments in the core business as well as through acquisitions that has led to another year of positive financial performance. The Company ended the year with 14% overall revenue growth and 9% in organic revenue growth, with total revenues at $643 million for FY 2018. The Company is diversifying in many adjacent life science areas that will provide accelerated growth and stability for investors, including diagnostics and tools for use in therapeutics as well as research. Our acquisitions are fundamental to our growth plans and, we believe, enable us to meet or exceed our long-term strategic targets. At the same time, we continue to focus on operational productivity, managing costs and investing prudently. As a result, we were able to maintain margins in our core business and return approximately $48 million to our shareholders in the form of dividends this year. Our NEO compensation for FY 2018 reflects this continued strong performance.

*Cash from Operations excludes earn-out payments

FY 2018: Incentive Payouts Reflect Continued Positive Performance

Our Executive Compensation Committee aligns pay with performance and strategic initiatives by tying a significant portion of awards to rigorous revenue- and earnings-based financial goals and by using both short- and long-term incentives. For FY 2018, given the results described above, the Committee approved annual cash incentive payouts that were above target for the CEO, CFO and General Counsel, reflecting our strong above-target results in Company-wide organic revenue and adjusted operating income. Similarly, the other NEOs received above target annual incentives based on strong Company-wide and division performance.

Annual cash awards for FY 2018 were paid out at 87.4% to 161.3% of base salary based on the following FY 2018 performance:

●	$624.1 million of Consolidated Organic Revenue;
●	$231.1 million of Consolidated Adjusted Operating Income;
●	$421.5 million of Biotechnology net sales, $110.1 million of Diagnostics net sales and $111.9 million of Protein Platforms net sales; and
●	$199.1 million of Biotechnology segment operating income, $28.3 million of Diagnostics segment operating income and $18 million of Protein Platforms segment operating income.

The financial highlights above reflect as-reported GAAP and adjusted numbers. Cash bonus performance payouts are made based on growth of organic revenue, and adjusted operating income, and are in the amounts reflected in the 2018 Summary Compensation Table. Organic revenue and adjusted operating income measures for cash bonus consideration exclude the impact of foreign currency translation, certain acquisitions and acquisition-related amortization, costs and expenses, non-recurring litigation expenses, stock-based compensation expense and other unusual items. For a comprehensive discussion of our financial results, please refer to our Annual Report on Form 10-K for FY 2018.

Longer Term: Incentive Pay Aligned with Performance

For the past three years, NEOs have also received performance-based equity awards (half the value in restricted stock units and half in stock options) that vest as follows (i) 50% on a three-year organic revenue goal and (ii) 50% on a three-year adjusted operating income goal. The first three-year 100% cliff-based equity awards granted in FY 2016 vested in August 2018 based on performance in FY 2018. The targets set three years ago for these grants were as follows:

Metric	Threshold	Target	Maximum	Actual
Company-Wide Organic Revenue for FY 2018	$528.2M	$556.0M	$583.8M	$581.2M
Company-Wide Adjusted Operating Income for FY 2018	$218.3M	$229.8M	$241.3M	$228.5M

A similar structure was used for performance-based grants issued in FY 2017, 2018 and 2019 that will vest based on performance of the business in the third fiscal year after grant.

How Our Pay Program Works

Our Executive Compensation Committee (the “Committee”) oversees the executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of Company-wide and business line performance that the Board believes are central to delivering long-term stockholder value. Executive compensation packages are focused on our key business and performance objectives. In particular, we strive to align executive compensation with our key strategic objectives: building core products and innovation, geographic expansion, commercial execution, operational excellence and talent retention and recruitment.

Base Salary

Base salaries are set to be competitive to the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Committee judges that an increase is earned, due to a change in an executive officer’s responsibilities, demonstrated performance or relevant market data.

Short-Term Incentives

The annual cash incentive award plan is based on achieving certain strategic goals for each executive which may be based on Company-wide and/or divisional Organic Revenue and Adjusted Operating Income, depending on the responsibility and oversight of the executive.

Long-Term Incentives

Long-term equity awards incentivize executives to deliver long-term stockholder value, while also providing a retention vehicle for our executives.

The LTI mix is currently 50% time-based awards and 50% performance-vesting awards. LTI awards include stock options and RSUs.

Target Pay

We utilize the above-mentioned compensation elements to create executive compensation packages that are heavily weighted to variable, at-risk pay in order to align pay with performance. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee uses its judgment, in consultation with its independent compensation consultant, to establish a mix of current, short-term and long-term incentive compensation, and cash and equity compensation for each Named Executive Officer. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations. For fiscal year 2018, our NEOs had the following target pay mix:

Pay Aligned with Performance

As is demonstrated below, since Charles Kummeth became the CEO in 2013, the Company has done exceptionally well. The pay packages – focused on Company-wide and divisional performance objectives, particularly in operating income and organic revenue, have driven strong growth and shareholder value. While pay has gone up, so too has total shareholder return.

Best Practices in Compensation Governance

The table below summarizes what we do and what we don’t do with respect to our compensation governance practices. We maintain these best practices to encourage actions that are in the long-term interests of our shareholders and the Company.

✓

Pay for performance. Approximately 92% of CEO target total direct compensation was directly or indirectly tied to Company performance and approximately 74% of other NEOs’ target total direct compensation was directly or indirectly tied to Company performance.

✓	Emphasize long-term performance. Approximately 71% of our NEOs’ target direct compensation is equity-based with multi-year vesting.
✓	Minimum required vesting. We do not allow vesting of options, full-value or stock appreciation rights to occur in a period of less than one year, subject to certain exceptions.
✓	Develop sound financial goals. Financial goals for incentive plans are based on targets that are challenging but achievable.
✓	Use double-trigger vesting provisions. Vesting connected with a change in control requires qualifying termination of employment (“double-trigger” provision).
✓

Impose stock ownership requirements. Align executives with shareholders by requiring the CEO to own stock valued at 3x his base salary and other executive officers to hold stock valued at 1x their base salaries.

✓	No hedging or pledging. Directors and executive officers may not hedge Company securities and, subject to limited exceptions, may not pledge Company securities as collateral for any loan.
✓	No repricing of stock options or stock appreciation rights. No re-pricing or exchange of stock options or stock appreciation rights without shareholder approval.
✓	Mitigate undue risk. Annually review all incentive programs for material risk.
✓	Independent Board Chair. Effective independent Board leadership and oversight of management.
✓	Engage independent consultants. The Committee engages independent compensation and legal consultants.
✓	Review tally sheets. Review of executive compensation program components includes potential severance and change in control payouts.
✓	No golden parachute tax gross-ups. We do not enter into new agreements with executive officers providing for golden parachute tax gross-ups.

Executive Compensation Initiatives to Align with Shareholders

We have made the following progressive changes to our executive compensation programs in order to accomplish the objectives of attracting and retaining highly qualified executives, tying pay to performance and Company strategy, aligning executives’ incentives with long-term shareholder interests, and encouraging internal pay equity:

●

In FY 2014, we engaged executive officers in the Company’s Short-Term Incentive Plan: cash incentives are earned if annual performance goals are achieved. We also granted Long-Term Equity Awards to executive officers: stock options vest over a four-year period to align the financial interest of executives with the financial interests of Company shareholders.

●

In FY 2015, we granted performance based equity awards to the Company’s CEO and CFO: equity incentives were earned if certain objectives were met. We also initiated Long-Term Performance Awards for the Company’s CEO: equity incentives are earned if performance goals are achieved over a three-year period.

●

In FY 2016, we expanded Long-Term Performance Awards to all executive officers: equity incentives will be earned if performance goals in critical measures of the business are achieved over a three-year period.

●

In FY 2017, we maintained a compensation structure for our executive officers that tied the majority of their compensation to a mix of long and short-term performance-based measures and, for the first time, measured adherence to recently adopted stock ownership guidelines for executives. We are also providing additional disclosure of our compensation performance metrics and NEO achievement of such metrics to allow our shareholders to more fully understand our compensation practices.

●

In FY 2018, in response to a substantial engagement effort by directors with key shareholders, we have provided significant additional disclosure around the decisions by the Executive Compensation Committee relating to targets for and achievement of long-term incentives, explanations for the selection of both long term and short-term incentive measures, and the linkage between executive pay and company performance.

II. Compensation Philosophy and Objectives

The Committee reviews and approves each executive’s compensation annually and is responsible for assuring that compensation for the executive officers is consistent with the objectives of attracting and retaining highly qualified executives, tying pay to performance and Company strategy, aligning executives’ incentives with long-term shareholder interests, and encouraging internal pay equity. The Committee determines the appropriate level for each compensation component based on these overall compensation objectives. The Committee’s philosophy is to strive to provide market competitive compensation and emphasize at-risk cash bonus opportunities and equity compensation that reflect the Company’s performance goals and are commensurate with each executive’s scope of responsibility within the organization.

The target-setting process for our incentive plans is intended to align pay with performance and long-term shareholder interests. The Company’s business planning process and strategic direction is foundational to this effort. Bio-Techne’s business planning process is determined by the overall business environment, industry and competitive factors and our goals and strategies. The business planning process drives our annual operating plan as well as establishes our long-term financial, operational and strategic objectives.

Key Considerations in Development of Annual and Long-Term Goals
Business Environment	Competitive Factors	Company-Specific Factors
● Market Outlook	● Industry Trends	● Historical Trends
● International Trends	● Competitive Landscape	● Historical Performance
● Analyst Expectations	● Market Growth	● Five-Pillar Strategy
● Tax Policy		● Capital Deployment Opportunities
● Recent Capital Deployment Decisions

The Committee reviews and oversees the development and implementation of compensation programs that are aligned with Bio-Techne’s business strategy. The financial performance goals approved by the Committee for the annual and long-term incentive plans are informed by the annual operating plan and Bio-Techne’s five-pillar long-term strategy.

III. Our Process for Establishing Executive Compensation

Responsibility of the Executive Compensation Committee

The Executive Compensation Committee of the Board of Directors is responsible for establishing the compensation programs of the Company’s CEO and other executive officers, including but not limited to the other NEOs. The Committee participates in the consideration of employment of prospective executive officers of the Company. The Committee also administers the Company’s equity-based and performance-based compensation plans, including plans under which restricted stock and options are awarded. Accordingly, it is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant restricted shares of Company Common Stock and options to purchase shares of the Company’s Common Stock to all participants under the Company’s equity award plans, and to determine all terms and conditions of such awards.

Role of the Chief Executive Officer in Compensation Decisions

The Committee annually assesses the base compensation and the potential compensation that the named executive officers will be eligible to earn by achieving the Company’s financial targets. As part of this assessment, the CEO makes recommendations to the Committee regarding the base compensation and target incentive amounts for the executive officers that report to him. Such recommendations take into account internal pay equity, position within an internal compensation range, changes in responsibilities, compensation levels for similar positions that considers industry and location and other factors the CEO considers important in establishing competitive compensation for the executives that report to him. Among these other factors is a philosophy that there should be a reasonable relationship between executive salaries and the average employee or mid-level manager salaries within an organization; executive bonuses should be based on performance; and long-term incentives should primarily be equity-based arrangements that are tied to long-term improvements in financial results and other factors that lead to appreciation in the Company’s stock price.

The Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of company strategic goals, executive responsibilities, internal pay equity and its independent review of local comparative data for all industries. The executive officers are not present during the Committee’s final discussion and determination of the type and amount of compensation to be paid.

Role of Consultants

The Committee has retained Aon as its independent outside compensation consultant since 2013 to assist with setting executive compensation. The Committee has sole authority to retain or replace such independent compensation consultants. The Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable NASDAQ listing standards. The Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals.

In FY 2018, the Committee determined that Aon continued to be independent under applicable NASDAQ listing standards and retained them to advise the Committee with respect to compensation of the CEO and other executive officers. In that capacity, Aon provided the Committee with a peer group analysis and assisted the Committee in structuring the compensation program for the CEO and other executive officers. Aon did not provide any additional services to the Company during FY 2018.

Use of Peer Group

The Committee refers to a comparative group of life sciences companies when evaluating executive compensation. Although it is not possible to compile a peer group of companies that directly compete with the Company, the companies identified for inclusion in the comparative group operate in the same general industry as the Company, and the Committee believes that such companies compete for a similar pool of executive talent. Furthermore, the peer companies are strategically aligned with the goals of the Company and are similar to the Company with regard to EBITDA, market capitalization, and revenue. The Compensation Committee believes that using EBITDA and market cap in addition to revenue is beneficial because these metrics directly relate to the creation of shareholder value and provide a more appropriate measure of the Company’s place in the market than revenue alone.

The Committee uses our compensation peer group as one data point when setting executive pay packages. Although useful as a reference, the Committee does not target any percentile within this peer group as a specific objective. Instead, our compensation decisions are based on the full consideration of many factors, including, but not limited to individual and company performance, market data, internal equity, experience, strategic needs, responsibilities, and the portion of long-term incentive compensation allocated to performance-based versus time-based awards. As a result of evaluating compensation based on the criteria described above, total target compensation for our NEOs may in certain circumstances be above or below the median levels of the peer group.

In advance of setting FY 2018 compensation opportunities for the NEOs, the Compensation Committee, with the assistance of Aon, reviewed the peer group to ensure the constituents remained reasonable for pay and performance comparisons. Based on the review, certain modifications were made to the peer group, largely to reflect acquisition activity. Accordingly, the FY 2018 peer group was modified as follows: (i) Affymetrix, Alere, Cepheid, Heartware and Medivation were removed from the peer group and (ii) NuVasive, Inc., ABIOMED, Inc., Haemonetics Corporation, and Masimo Corporation were added to the peer group.

At the time the peer group was confirmed, the peer group had the following median statistics:

●	Revenues of $757 million, based on the trailing four quarters; Bio-Techne’s revenues were positioned at the 34th percentile of the peer group;

●	Net Income of $92 million, based on the trailing four quarters; Bio-Techne’s Net Income was positioned at the 74th percentile of the peer group; and

●	Market capitalization of $4.52 billion; Bio-Techne’s market capitalization was positioned at the 47th percentile of the peer group.

For compensation decisions for fiscal year 2018, the following companies were selected as our peer group:

ABIOMED, Inc.	Align Technology, Inc.	Alkermes plc	Bio-Rad Laboratories, Inc.
Globus Medical, Inc.	Haemonetics Corporation	Insulet Corporation	Luminex Corporation
Masimo Corporation	Myriad Genetics, Inc.	NuVasive, Inc.	PerkinElmer, Inc.
QIAGEN	Seattle Genetics, Inc.	The Medicines Company

IV.	Elements of the 2018 Compensation Program

The Company’s executive compensation program consists of base salaries, annual cash performance bonuses, long-term equity awards and various benefits, including the Company’s Profit Sharing and Savings Plan, in which all qualified employees of the Company participate.

Pay Element		Alignment with Shareholder Value Creation
Base Salary	●	Attracts and retains high-performing executives by providing market-competitive fixed pay
Annual Cash Incentive	●	Drives Company-wide and division performance
	●	Focuses efforts on growing revenue and earnings and achieving strategic business goals
Long-Term Equity Awards	●	Aligns executives’ interests with those of shareholders
	●	Motivates executives to deliver sustained long-term growth to the business and to the Company’s share price
	●	Retains high-performing executives by providing a meaningful incentive to stay with the Company
Other Compensation and Benefits	●	Attracts and retains high-performing executives by offering competitive benefits

Base Salary

Base salary is the only fixed component of our executive officers’ total cash compensation, and provides competitive pay to attract and retain our talented executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience each individual brings to the Company, the length of time with the Company and the performance contributions each makes.

Our NEOs received the following base salaries for fiscal year 2018:

Named Executive Officer	2017	2018	% Change
Charles Kummeth	$880,000	$911,000	3.5%
James Hippel	$460,000	$476,100	3.5%
David Eansor	$430,000	$455,000	5.8%
Robert Gavin	$375,000	$393,750	5.0%
Brenda Furlow	$350,000	$385,000	10.0%

Annual Cash Incentives

Executives are eligible to receive cash performance bonuses under the Company’s Short-Term Incentive Plan if predetermined, objective goals are achieved. Challenging goals are set each year to incentivize each executive to focus attention on strategically important goals. Executives may earn between zero and 200% of their target bonus opportunities.

FY 2018 Performance Metrics

For FY 2018, annual cash incentive awards were based upon the Company’s consolidated adjusted operating income results, consolidated organic revenue results, and, with respect to the SVPs who lead our reporting segments, FY 2018 adjusted operating income and organic revenue results for their respective divisions. Targets for each of these metrics were set to align with the Company’s strategic objectives of strengthening core products, expanding geographically, and committing to commercial execution and operational excellence. In addition, setting clear goals and rewarding achievement promotes the Company’s strategic objective of talent retention and recruitment. Overall achievement is calculated for each executive by determining the weighted average of performance based on adjusted operating income results and organic revenue results within each applicable category.

Our NEOs in FY 2018 had the following weighting to their respective annual incentives:

	Company-Wide Goals		Division Goals
Executive	Adjusted Operating Income	Organic Revenue	Adjusted Operating Income	Organic Revenue
Charles Kummeth	50%	50%
James Hippel	50%	50%
David Eansor	25%	25%	25%	25%
Robert Gavin	25%	25%	25%	25%
Brenda Furlow	50%	50%

*

Adjusted operating income and organic revenue for these purposes exclude the impact of foreign currency translation, certain acquisitions and acquisition-related amortization, costs and expenses, stock-based compensation expense, non-recurring litigation expenses and other unusual items in the discretion of the Committee.

**

To calculate the payout for each executive, the percentage of the bonus for each metric is calculated and the resulting percentages are averaged to determine the applicable blended percentage rate. The Committee determined that for FY 2018 David Eansor, our SVP – Biotechnology, should be compensated in relation to divisional EBITDA and organic revenue that excludes Advanced Cell Diagnostics business, since he had not managed this business during the year.

The range of eligible payouts for FY 2018 at threshold, target, and maximum performance was based on a percentage of each NEO’s salary, as follows:

Performance Level	Performance Achievement	Payout Range
Threshold	95% of target	50% of target award opportunity
Target	100% of target	100% of target award opportunity
Maximum	105% of target	200% of target award opportunity

The Committee retains the discretion to determine the bonus amounts and criteria for any new participants and to adjust the bonus amounts and criteria from time to time. A participant must be employed on the last day of the fiscal year to receive any portion of the annual cash incentive payment she or he earns. If the person resigns for any reason before the end of the fiscal year, he or she will forfeit the entire bonus.

FY 2018 Performance Goals and Achievement

In August 2018, the Committee evaluated FY 2018 actual performance against the pre-established performance metrics and determined that the performance objectives were met as follows:

	Performance Goals			2018 Achievement
Metric	Threshold	Target	Maximum	Actual	As a % of Target
Company-Wide Adjusted Operating Income	$213.5M	$224.7M	$235.9M	$231.1M	103%
Company-Wide Organic Revenue	$585.0M	$615.8M	$646.6M	$624.1M	101%
Biotech Division Adjusted Operating Income*	$174.8M	$184.0M	$193.2M	$187.6M	102%
Biotech Division Organic Revenue*	$327.6M	$344.8M	$362.1M	$355.2M	103%
Diagnostics Division Adjusted Operating Income	$28.6M	$30.1M	$31.6M	$27.6M	92%
Diagnostics Division Organic Revenue	$106.8M	$112.4M	$118.0	$108.5M	97%
Protein Platforms Division Adjusted Operating Income	$13.0M	$13.7M	$14.3M	$17.5M	128%
Protein Platforms Division Organic Revenue	$102.0M	$107.4M	$112.8M	$110.7M	103%

*Excludes results from Advanced Cell Diagnostics business

FY 2018 Actual Earned Incentives

Based on the Committee’s evaluation of FY 2018 performance against the applicable performance metrics, as outlined in the previous table, payouts under the Short-Term Incentive Plan for FY 2018 for our NEOs were as follows:

		FY 2018 Opportunity		Actual
Executive	2018 Base Salary	Target Annual Incentives (as % of base salary)	Target Annual Incentives ($)	2018 Earned Award	As a % of Target
Charles Kummeth	$911,000	100%	$911,000	$1,552,900	142%
James Hippel	$476,100	65%	$309,465	$473,413	142%
David Eansor	$455,000	50%	$227,500	$398,145	146%
Robert Gavin	$393,750	45%	$177,188	$317,626	161%
Brenda Furlow	$385,000	45%	$173,250	$246,103	142%

Long-Term Incentive Compensation

Long-term incentive compensation is a critical component of our executive compensation program. This element of compensation serves to align our executives’ financial interests with sustained shareholder value creation and long-term Company financial results. It also functions as an important retention tool and facilitates the positioning of our NEOs’ total pay within the range of the competitive median of our compensation peer group.

FY 2018 Grants

In FY 2018, long-term incentive awards were granted to all NEOs, including our CEO, in the first quarter of the fiscal year. The following table sets forth the target value of the long-term incentive awards granted to our NEOs in FY 2018. Additional detail with respect to each award granted is provided below.

	Stock Options*		Restricted Stock Units*
Executive	Time-based	Performance- vesting	Time-based	Performance- vesting**
Charles Kummeth	$1,775,000	$1,774,996	$1,775,000	$1,774,933
James Hippel	$740,000	$369,999	—	$369,981
David Eansor	$362,500	$181,248	—	$181,239
Robert Gavin	$325,000	$162,491	—	$162,481
Brenda Furlow	$325,000	$143,749	—	$143, 724

* Amounts shown above represent the total grant date fair value of equity-based compensation, and for the performance-based grants, assumes target. The fair value of equity awards is determined pursuant to the Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718. Assumptions used in the calculation of the fair value are described in Note 9 to the Company's audited financial statements for FY 2018, included in the Company's Annual Report on Form 10-K.

** Performance cash units were also granted solely to compensate executives for dividends that may be granted to shareholders but that are not paid for unvested restricted stock units during the three-year vesting period.

Stock Options

The Company makes annual stock option grants to executives in order to align the interests of executives with those of shareholders. Executives recognize value only if the market value of the Company’s stock appreciates over time. The Company’s time-vesting stock option grants generally vest 25% on each of the first four anniversaries of the grant date and have a seven-year term. The Committee determines the appropriate stock option award value by considering how the value of equity awards will impact each NEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the responsibilities and performance of the NEOs, internal equity, the grants made by companies in our compensation peer group and other factors the Committee deems relevant.

Restricted Stock

Bio-Techne’s CEO also receives time-vested restricted stock awards that generally vest over a three-year period. These awards are intended to further align the CEO’s interests with those of shareholders and to provide competitive total compensation to the CEO. The Committee determines the appropriate number of restricted stock awards by considering the CEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the CEO’s performance, the grants made by companies in our compensation peer group and other factors the Committee deems relevant.

Performance-vesting Stock Options and RSUs

FY 2018 Performance Metrics for LTIP Awards. Under the Long-Term Incentive Plan for FY 2018, the Committee approved grants of stock options and restricted stock units (as well as cash performance units to compensate for dividends that would not be received during the vesting period for those restricted stock units) to all executives. These grants have a three-year cliff vesting schedule and therefore vest following the Company’s 2020 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted operating income and consolidated organic revenue goals for FY 2020. These targets promote long-term achievement of the Company’s strategic objectives.

●	Company-Wide Adjusted Operating Income. Operating Income is an important driver of share price valuation and shareholder expectations. It determines 50% of the awards for our NEOs.

●	Company-Wide Organic Revenue. Revenue growth is the best long-term driver of consistent cash generation. It determines 50% of the awards for our NEOs.

The Committee discussed input received from shareholders during the engagement process this year. A few shareholders suggested that metrics other than revenue and EBITA might be appropriate, and also that different measures might be used for long-term and short-term incentives. After considering these suggestions, the Committee affirmed its view that consolidated adjusted operating income and consolidated organic revenue are most appropriate for the long-term incentive plan because they are measurable performance metrics that reflect the Company’s business performance and stress the balance between top-line growth and bottom-line performance, thereby incenting long-term profitable growth.  The Committee believes that over the long-term, these performance metrics, working in tandem, are most appropriate for driving long-term shareholder value creation. Some shareholders had suggested the Committee consider measures such as Return On Invested Capital, but such a measure would undermine one of the Company’s strategic initiatives to acquire strategic assets that are typically dilutive in the near term. The Committee also believes that using LTIP metrics based on 2020 performance differentiates the performance criteria from the 2018 metrics used to evaluate STIP performance; while the measures are of the same nature, one drives near term performance and the other encourages longer term management of the Company.

The following table sets forth the threshold, target, and maximum potential payouts to our NEOs under the performance-vested equity for FY 2018:

	Stock Options			Restricted Stock Units*
Executive	Threshold	Target	Maximum	Threshold	Target	Maximum
Charles Kummeth	$887,498	$1,774,996	$2,662,494	$887,467	$1,774,933	$2,662,400
James Hippel	$184,999	$369,999	$554,998	$184,991	$369,981	$554,972
David Eansor	$90,624	$181,248	$271,872	$90,620	$181,239	$271,859
Robert Gavin	$81,245	$162,491	$243,736	$81,241	$162,481	$243,722
Brenda Furlow	$71,874	$143,749	$215,623	$71,862	$143,724	$215,586

*Executives also received cash performance unit grants to compensate for dividends that may be paid to shareholders during the three-year vesting period, in the following amounts at Threshold, Target and Maximum, respectively: Kummeth -- $29,808, $59,616, and $89,422; Hippel -- $6,214, $12,426, and $18,640; Eansor -- $3,044, $6,087, and $9,131; Gavin -- $2,729, $5,457, and $8,186; Furlow -- $2,414, $4,827, and $7,241.

Awards will vest on a linear scale depending on the level of performance between threshold and maximum levels. Adjusted operating income and organic revenue exclude the impact of foreign currency translation, acquisitions and acquisition-related amortization, costs and expenses, non-recurring litigation expenses and other unusual items.

V.	Compensation Policies and Practices

Clawback Provisions

Our employment agreements with our NEOs provide that we will recoup incentive compensation paid to our NEOs to the extent required by any law, government regulation, stock exchange listing requirement, or Company policy promulgated under such standards.

Executive Stock Ownership Guidelines

Effective July 2016, we implemented stock ownership guidelines applicable to all NEOs. The guidelines are determined in comparison to base salary as follows:

Named Executive Officer	Applicable Multiple
President and CEO	3x base salary
Other executive officers	1x base salary

The guidelines are met based on the value of an NEO’s directly owned or beneficially owned stock plus the value of restricted stock or restricted stock units that are issued and outstanding, whether or not vested. NEOs must meet the guideline within five years of becoming subject to the guidelines and must meet the guidelines at all times following such date.

Although all of our current NEOs have until July 1, 2021 to meet the guidelines, the CEO and all other NEOs (except one who joined the Company very recently) already meet the guidelines.

Succession Planning

The Committee maintains a succession plan for the Company’s executive officers that is reviewed by the full Board of Directors on a periodic basis. As part of its role in succession planning, the Board periodically reviews with the CEO the performance of the CEO’s direct reports. The Board also receives formal reports from such individuals and is given the opportunity to interact with such individuals in social settings.

Accounting and Tax Treatment

The Company accounts for equity-based compensation paid to employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is accrued.

The Executive Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers unless, under tax laws in effect prior to January 1, 2018, such compensation is treated as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Tax Cuts and Jobs Act(the “Tax Act”) among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief adopted in connection with repealing Section 162(m)’s performance-based compensation exception, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will in fact qualify for such exception. Section 162(m) and the deduction of performance-based compensation remained in effect for our FY 2018.

While the Executive Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

In addition to considering the tax consequences, the Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Executive Compensation Committee Report on Executive Compensation

The Executive Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving total compensation programs and levels for the Company’s executive officers, including the NEOs. The Committee’s responsibilities are specified in the Executive Compensation Committee Charter.

The Committee reviewed and discussed the Compensation Discussion and Analysis above with management. Based on the Committee’s review and its discussions with management, the Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for the 2018 Annual Meeting.

Randolph C. Steer, M.D., Ph.D. (Chair)

Harold Wiens

Joseph Keegan, Ph.D.

  Members of the Executive Compensation Committee

2018 Summary Compensation Table

The NEOs received compensation for the fiscal years ended June 30, 2018, 2017 and 2016 as set forth in the chart below.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other C ompensation	Total
Charles Kummeth,	2018	$911,000	̶	$3,550,008(4)	$3,550,081(5)	$1,610,925(6)	$42,860(7)	$9,664,874
President and CEO	2017	880,000	—	3,550,140(4)	3,549,359(5)	1,053,594	43,798	9,076,890
	2016	800,000	—	2,500,044(4)	2,908,732(5)	1,221,097	38,241	7,468,114
James Hippel,	2018	476,100	---	370,000(8)	1,110,007(9)	483,485(10)	9,295(11)	2,448,887
Senior Vice President of Finance and CFO	2017	460,000	—	349,988(8)	1,049,814(9)	356,310	10,660	2,226,773
	2016	425,000	—	216,980(8)	685,875(9)	421,660	9,042	1,758,557
David Eansor,	2018	455,000	---	181,248(12)	543,753(13)	403,181(14)	8,100(15)	1,591,282
Senior Vice President-Biotechnology	2017	430,000	—	162,522(12)	487,412(13)	256,210	11,061	1,347,206
	2016	400,000	—	108,490(12)	342,938(13)	282,110	7,950	1,141,488
Robert Gavin,	2018	393,750	---	162,490(16)	487,488(17)	322,662(18)	8,100(19)	1,374,490
Senior Vice President-Protein Platforms	2017	375,000	—	150,015(16)	449,909(17)	226,426	13,889	1,215,239
	2016	350,000	—	108,490(16)	342,938(17)	136,278	5,250	942,956
Brenda Furlow,	2018	385,000	—	143,731(20)	431,239(21)	250,132(22)	8,100(23)	1,218,802
Senior Vice President – General Counsel	2017	350,000	—	125,001(20)	374,931(21)	166,834	7,950	1,024,716
	2016	300,000	---	86,796(20)	274,342(21)	137,373	7,950	806,461

(1)	Includes amounts deferred under the Company's Profit Sharing and Savings Plan, a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code.
(2)

Amounts shown above represent the total grant date fair value of equity-based compensation based on the estimated probable outcome of the performance based-objectives applicable to such awards on the grant date and excluding the effect of estimated forfeitures. The fair value of equity awards is determined pursuant to the Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 718. Assumptions used in the calculation of the fair value are described in Note 9 to the Company's audited financial statements for FY 2018, included in the Company's Annual Report on Form 10-K.

(3)	Represents cash bonuses earned under the Company's incentive plans in effect for the applicable year, which are determined and paid in the subsequent fiscal year.
(4)

For 2018, represents 14,194 shares of time-vested restricted stock granted on October 26, 2017 plus performance based restricted stock units also granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming the highest level of performance conditions will be achieved is $2,662,500. For 2017, represents 16,653 shares of time-vested restricted stock granted on August 18, 2016 plus performance based restricted stock units also granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $2,662,500. For 2016, represents 11,522 shares of time-vested restricted stock granted on August 7, 2015, plus shares of performance based restricted stock units also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $1,875,033.

(5)

For 2018, includes a time-vested option to purchase 78,228 shares of Common Stock issued on October 26, 2018, plus a performance-vested option also granted on Oct0ber 26, 2017. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $2,662,500. For 2017, includes a time-vested option to purchase 102,779 shares of Common Stock issued on August 18, 2016, plus a performance vested option also granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $2,662,500. For 2016, includes a time-vested option to purchase 79,517 shares of Common Stock issued on August 7, 2015, plus a performance vested option also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $2,181,540.

(6)

Includes cash bonus of $1,552,900 earned under the Company’s short-term incentive plan in effect for the applicable year, and a cash performance unit payment of $58,025 vested based on actual performance achieved under the 2016 performance-based award.

(7)

Includes $8,250 for 401k match, $3,002 for a supplemental life and disability insurance policy ($2,007 to cover the cost of the premium and $1,015 as a tax reimbursement related to payment for the premium), and $32,753 in dividends paid on unvested restricted stock, which amount was not factored into the grant date fair value of such awards.

(8)

For 2018, represents shares of performance based restricted stock units granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $555,000. For 2017, represents shares of performance based restricted stock units granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $525,000. For 2016, represents shares of performance based restricted stock units granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $325,470.

(9)

For 2018, includes a time-vested option to purchase 32,613 shares of Common Stock issued on October 26, 2017, plus a performance vested option also granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $555,000. For 2017, includes a time-vested option to purchase 40,533 shares of Common Stock issued on August 18, 2016, plus a performance vested option also granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $525,000. For 2016, includes a time-vested option to purchase 25,000 shares of Common Stock issued on August 7, 2015, plus a performance vested option also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $342,938.

(10)

Includes cash bonus of $473,413 earned under the Company’s short-term incentive plan in effect for the applicable year, and a cash performance unit payment of $10,072 vested based on actual performance achieved under the 2016 performance-based award.

(11)

Includes $8,203 for 401k match and $1,092 for a supplemental life and disability insurance policy ($725 to cover the cost of the premium and $367 as a tax reimbursement related to payment for the premium).

(12)

For 2018, represents shares of performance based restricted stock units granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $271,875. For 2017, represents shares of performance based restricted stock units granted on August 18, 2016. The value of the 2017 performance based award at the grant date assuming that the highest level of performance conditions will be achieved is $243,750. For 2016, represents shares of performance based restricted stock units granted on August 7, 2015. The value of the 2016 performance based award at the grant date assuming that the highest level of performance conditions will be achieved is $162,735.

(13)

For 2018, includes a time-vested option to purchase 15,976 shares of Common Stock issued on October 26, 2017, plus a performance bested option also granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance condition will be achieved is $271,875. For 2017, includes a time-vested option to purchase 18,819 shares of Common Stock issued on August 18, 2016, plus a performance bested option also granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance condition will be achieved is $243,750. For 2016, includes a time-vested option to purchase 12,500 shares of Common Stock issued on August 7, 2015, plus a performance vested option also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $171,469.

(14)

Includes cash bonus of $398,145 earned under the Company’s short-term incentive plan in effect for the applicable year, and a cash performance unit payment of $5,036 vested based on actual performance achieved under the 2016 performance-based award.

(15)	401k match.
(16)

For 2018, represents shares of performance based restricted stock units granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $243,750. For 2017, represents shares of performance based restricted stock units granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $225,000. For 2016, represents shares of performance based restricted stock units granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $162,735.

(17)

For 2018, includes a time-vested option to purchase 14,323 shares of Common Stock issued on October 26, 2017, plus a performance bested option also granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance condition will be achieved is $243,750. For 2017, includes a time-vested option to purchase 17,371 shares of Common Stock issued on August 18, 2016, plus a performance vested option also granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $225,000. For 2016, includes a time-vested option to purchase 12,500 shares of Common Stock issued on August 7, 2015, plus a performance vested option also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $171,469.

(18)

Includes cash bonus of $317,626 earned under the Company’s short-term incentive plan in effect for the applicable year, and a cash performance unit payment of $5,036 vested based on actual performance achieved under the 2016 performance-based award.

(19)	401k match.
(20)

For 2018, represents shares of performance based restricted stock units granted on October 26, 2017. The value of the 2018 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $215,625. For 2017, represents shares of performance based restricted stock units granted on August 18, 2016. The value of the 2017 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $187,500. For 2016, represents shares of performance based restricted stock units granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $130,188.

(21)

For 2018, includes a time-vested option to purchase 12,670 shares of Common Stock issued on October 26, 2017, plus a performance bested option also granted on October 26, 2017. The value of the 2018 performance based award at the grant date assuming that the highest level of performance condition will be achieved is $215,625. For 2017, includes a time-vested option to purchase 14,476 shares of Common Stock issued on August 18, 2016, plus a performance vested option also granted on August 18, 2016. The value of the 2017 performance based award at the grant date assuming that the highest level of performance conditions will be achieved is $187,500. For 2016, includes a time-vested option to purchase 10,000 shares of Common Stock issued on August 7, 2015, plus a performance vested option also granted on August 7, 2015. The value of the 2016 performance-based award at the grant date assuming that the highest level of performance conditions will be achieved is $137,169.

(22)

Includes cash bonus of $246,103 earned under the Company’s short-term incentive plan in effect for the applicable year, and a cash performance unit payment of $4,029 vested based on actual performance achieved under the 2016 performance-based award.

(23)	401k match.

2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the named executive officers granted in FY 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares (3) (#)	All Other Options Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards (per share) ($)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	Charles	$546,600	$1,093,200	$2,186,400	—	—	—	—	—	—	—
	Kummeth	29,807	59,615	89,422	—	—	—	—	—	—	---
	10/26/2017	---	---	---	7,097	14,194	21,291	---	---	---	$2,662,400
	10/26/2017	---	---	---	39,114	78,228	117,342	---	---	$125.05	2,662,494
	10/26/2017	—	—	—	---	---	---	---	78,228	$125.05	1,774,996
	10/26/2017	—	—	—	---	---	---	14,194	---	---	1,774,960
	James	166,635	333,270	666,540	—	—	—	—	—	—	---
	Hippel	6,213	12,426	18,640	—	—	—	—	—	—	---
	10/26/2017	---	---	---	1,479	2,959	4,438	---	---	---	554,972
	10/26/2017	---	---	---	8,153	16,306	24,460	---	---	125.05	554,998
	10/26/2017	—	—	—	—	—	—	—	32,613	125.05	739,990
	David	136,500	273,000	546,000	—	—	—	—	—	—	—
	Eansor	3,044	6,087	9,131	—	—	—	—	—	—	---
	10/26/2017	---	---	---	724	1,448	2,174	—	—	—	271,859
	10/26/2017	---	---	---	3,994	7,988	11,982	---	---	125.05	271,872
	10/26/2017	—	—	—	—	—	—	—	15,976	125.05	362,496
	Robert	98,348	196,875	393,750	—	—	—	—	—	—	—
	Gavin	2,729	5,457	8,186	—	—	—	—	—	—	---
	10/26/2017	—	—	—	649	1,298	1,949	---	---	---	243,722
	10/26/2017	—	—	—	3,580	7,160	10,472	---	---	125.05	243,736
	10/26/2017	—	—	—	—	—	—	—	14,323	125.05	324,989
	Brenda	86,625	173,250	346,500	—	—	—	—	—	—	—
	Furlow	2,414	4,827	7,241	—	—	—	—	—	—	---
	10/26/2017	—	—	—	574	1,148	1,724	---	---	---	215,586
	10/26/2017	---	---	---	3,167	6,334	9,503	---	---	125.05	215,623
	10/26/2017	---	---	---	—	—	—	—	12,670	125.05	287,483

(1)

Row 1 for each NEO represents cash bonuses that could have been earned under the Company’s Management Incentive Plan for FY 2018 and would have been paid in FY 2019. The payout under the Company’s Management Incentive Plan for FY 2018 for each participant depended on an individualized ratio of consolidated adjusted operating income results, consolidated organic revenue results, and with respect to Messrs. Eansor and Gavin, division adjusted operating income results and division organic revenue results. On August 1, 2018, the Committee approved the following bonuses: Mr. Kummeth in the amount of $1,552,900, Mr. Hippel in the amount of $473,413, Mr. Eansor in the amount of $398,145, Mr. Gavin in the amount of $317,626, and Ms. Furlow in the amount of $246,103. Row 2 for each NEO represents performance-based cash units granted during the fiscal year under the Company’s 2010 Equity Incentive Plan. Such awards vest following the Company’s 2020 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted earnings per share and organic revenue growth goals in FY 2020.

(2)

Represents the number of performance-based equity awards granted to the participant NEOs during the fiscal year under the Company’s Second Amended and Restated 2010 Equity Incentive Plan (“Equity Plan”). For each NEO, Row 3 represents performance-based restricted stock units and Row 4 represents performance-based options, which awards vest following the Company’s 2020 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted earnings per share and organic revenue growth goals in FY 2020.

(3)

For Mr. Kummeth, represents a restricted stock award granted for the fiscal year under the Company’s Equity Plan. The risk of forfeiture for the award lapses annually in pro-rata increments over a period of three years, beginning on the first anniversary of the grant date.

(4)

Represents the number of time-based stock options granted to the participant during the fiscal year under the Company’s Equity Plan. Such awards vest annually in pro-rata increments over a period of four years, beginning on August 9, 2018.

(5)

The fair value of the equity awards is determined pursuant to ASC Topic 718, based on the probable outcome of the performance conditions and excluding the effect of estimated forfeitures. Assumptions used in the calculation of the fair value of the equity awards are described in Note 9 to the Company’s audited financial statements for FY 2018, included in the Company’s Annual Report on Form 10-K.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding stock options and restricted stock held by the named executive officers on June 30, 2018.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Market Value of Unearned Shares that have not Vested ($)
Charles Kummeth	65,000	(1)	—		—		$67.46	4/1/2020
	50,000	(2)	—		—		67.46	4/1/2020	—		—	—		—
	46,316	(3)	—		—		86.25	4/1/2021	—		—	—		—
	66,849	(4)	—		—		94.35	8/12/2021	—		—	—		—
	39,758	(5)	39,759	(5)	—		108.49	8/7/2022	3,841	(6)	$568,276	—		—
	—		—		119,275	(7)	108.49	8/7/2022	—		—	17,283	(8)	$2,557,020
	25,695	(9)	77,084	(9)	—		106.59	8/18/2023	11,102	(10)	1,642,541	—		—
	—		—		154,169	(11)	106.59	8/18/2023	—		—	24,979	(12)	3,695,643
	—		78,228	(13)	—		125.05	8/9/2024	14,194	(14)	2,100,002	—		—
	—		—		117,342	(15)	125.05	8/9/2024	—		—	21,291	(16)	3,150,003
James Hippel	25,000	(17)	—		—		86.25	4/1/2021	—		—	—		—
	10,000	(18)	—		—		86.25	4/1/2021	—		—	—		—
	26,250	(19)	8,750	(19)	—		94.35	8/12/2021	—		—	—		—
	12,500	(20)	12,500	(20)	—		108.49	8/7/2022	—		—	—		—
	—		—		18,750	(7)	108.49	8/7/2022	—		—	3,000	(8)	443,850
	10,134	(21)	30,399	(21)	—		106.59	8/18/2023	—		—	—		—
	—		—		30,400	(11)	106.59	8/18/2023	—		—	4,925	(12)	728,654
	—		32,613	(22)	—		125.05	8/9/2024	—		—	—		—
	—		—		24,460	(15)	125.05	8/9/2024	—		—	4,438	(16)	656,602
David Eansor	11,250	(23)	3,750	(23)	—		94.35	8/12/2021	—		—	—		—
	6,250	(24)	6,250	(24)	—		108.49	8/7/2022	—		—	—		—
	—		—		9,375	(7)	108.49	8/7/2022	—		—	1,500	(8)	221,925
	4,705	(25)	14,114	(25)	—		106.59	8/18/2023	—		—	—		—
	—		—		14,114	(11)	106.59	8/18/2023	—		—	2,287	(12)	338,362
	—		15,976	(26)	—		125.05	8/9/2024	—		—	—		—
	—		—		11,982	(15)	125.05	8/9/2024	—		—	2,174	(16)	321,643

Robert Gavin	7,500	(27)	2,500	(27)	—		93.32	7/31/2021	—	—	—		—
	—		—		16,667	(28)	93.32	7/31/2021	—	—	—		—
	3,750	(29)	1,250	(29)	—		90.25	11/30/2021	—	—	—		—
	6,250	(30)	6,250	(30)	—		108.49	8/7/2022	—	—	—		—
	—		—		9,375	(7)	108.49	8/7/2022	—	—	1,500	(8)	221,925
	4,343	(31)	13,028	(31)	—		106.59	8/18/2023	—	—	—		—
	—		—		13,028	(11)	106.59	8/18/2023	—	—	2,111	(12)	312,322
	—		14,323	(32)	—		125.05	8/9/2024	—	—	—		—
	—		—		10,742	(15)	125.05	8/9/2024	—	—	1,949	(16)	288,355
Brenda Furlow	11,250	(33)	3,750	(33)	—		94.35	8/12/2021	—	—	—		—
	5,000	(34)	5,000	(34)	—		108.49	8/7/2022	—	—	—		—
	—		—		7,500	(7)	108.49	8/7/2022	—	—	1,200	(8)	177,540
	3,619	(35)	10,857	(35)	—		106.59	8/18/2023	—	—	—		—
	—		—		10,857	(11)	106.59	8/18/2023	—	—	1,759	(12)	260,244
	—		12,670	(36)	—		125.05	8/9/2024	—	—	—		—
	—		—		9,503	(15)	125.05	8/9/2024	—	—	1,724	(16)	255,066

(1)	Vested in FY 2017 pursuant to time-based vesting provisions.
(2)	Vested in FY 2014 pursuant to the achievement of certain performance goals.
(3)	Vested in FY 2018 pursuant to time-based vesting provisions.
(4)	Vested in FY 2017 pursuant to the achievement of certain performance goals.
(5)	Vests 19,879 shares on each of August 7, 2016, August 7, 2017 and August 7, 2018, and 19,880 shares on August 7, 2019.
(6)	Restricted stock risk of forfeiture will lapse for 3,841 shares on August 7, 2018.
(7)

Vests in full or in part following the Company’s 2018 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted operating income and organic revenue growth goals in the 2018 fiscal year.

(8)

Restricted stock units vest in full or in part following the Company’s 2018 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted operating income and organic revenue growth goals in the 2018 fiscal year.

(9)	Vests 25,695 shares on each of August 18, 2017, August 18, 2018 and August 18, 2019 and 25,694 shares on August 18, 2020.
(10)	Restricted stock risk of forfeiture will lapse with respect to 5,551 shares on each of August 18, 2018 and August 18, 2019.
(11)	Vests in full or in part on August 18, 2019 if certain performance goals are achieved (or such later date as performance is certified).
(12)

Restricted stock units vest in full or in part following the Company’s 2019 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted operating income and organic revenue growth goals in the 2019 fiscal year.

(13)	Vests 19,557 shares on each of August 9, 2018, August 9, 2019 and August 9, 2020 and August 9, 2021.
(14)	Restricted stock risk of forfeiture will lapse with respect to 4,731 shares on each of August 9, 2018, August 9, 2019, and 4,732 on August 9, 2020.
(15)	Vests in full or in part on August 9, 2020 if certain performance goals are achieved (or such later date as performance is certified).
(16)

Restricted stock units vest in full or in part following the Company’s 2020 fiscal year if the Company achieves threshold, target or maximum consolidated adjusted operating income and organic revenue growth goals in the 2020 fiscal year.

(17)	Vested in FY 2018 pursuant to time-based vesting provisions
(18)	Vested in FY 2015 pursuant to the achievement of certain performance goals.
(19)	Granted August 12, 2014. Vests ratably on the first four anniversaries of the grant date.
(20)	Granted on August 7, 2015. Vest ratably on the first four anniversaries of the grant date.

(21)	Vests 10,134 shares on August 18, 2017 and 10,133 shares each on August 18, 2018, August 19, 2019 and August 18, 2020.
(22)	Vests 8,153 shares on each of August 9, 2018, August 9, 2019 and August 9, 2020 and 8,154 shares on August 9, 2021.
(23)	Granted August 12, 2014. Vests ratably on the first four anniversaries of the grant date.
(24)	Granted August 7, 2015. Vests ratably on the first four anniversaries of the grant date.
(25)	Vests 4,705 shares each on August 18, 2017, August 18, 2018 and August 19, 2019 and 4,704 shares on August 18, 2020.
(26)	Vests 3,994 shares on each of August 9, 2018, August 9, 2019, August 9, 2020 and August 9, 2021.
(27)	Granted July 31, 2014. Vests ratably on the first four anniversaries of the grant date.
(28)	Vested in FY 2017 pursuant to discretionary authority of the Board.
(29)	Granted December 1, 2014. Vests ratably on the first four anniversaries of the grant date.
(30)	Granted August 7, 2015. Vests ratably on the first four anniversaries of the grant date.
(31)	Vests 4,343 shares each on August 18, 2017, August 18, 2018 and August 19, 2019 and 4,342 shares on August 18, 2020.
(32)	Vests 3,580 shares on August 9, 2018 and 3,581 shares each on August 9, 2019, August 9, 2020 and August 9, 2021.
(33)	Granted August 12, 2014. Vests ratably on the first four anniversaries of the grant date.
(34)	Granted August 7, 2015. Vests ratably on the first four anniversaries of the grant date.
(35)	Granted August 18, 2016. Vests ratably on the first four anniversaries of the grant date.
(36)	Vests 3,167 shares on each of August 9, 2018, August 9, 2019 and 3,168 shares on each of August 9, 2020 and August 9, 2021.

2018 Option Exercises and Stock Vested

The following table shows options exercised by the named executive officers during FY 2018 and each vesting of stock, including restricted stock and restricted stock units during FY 2018, for each of the named executive officers on an aggregated basis. The value realized on exercise is equal to the difference between the market price of the underlying shares at the date of exercise and the exercise price of the options. The value realized on vesting is equal to the market price of the underlying shares at the date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles Kummeth	—	—	18,640	$2,187,912
James Hippel	—	—	—	—
David Eansor	—	—	1,167	112,662
Robert Gavin	—	—	—	—
Brenda Furlow	—	—	833	97,878

Executive Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with our executive officers that outline the compensation and benefits payable to the executives and specify the payments that may be made upon certain termination events. The descriptions below are qualified in their entirety by reference to the agreements themselves, which have been referenced as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Compensation Arrangements

The employment agreements with our NEOs provide for annual base salaries to be reviewed on at least an annual basis by the Committee, and state that the executives will be eligible to participate in the Company’s Management Incentive Plan. Cash bonuses under the Management Incentive Plan are targeted at a specified percentage of the executive’s base salary, as set by the Committee each year. Executives are also eligible for periodic long-term equity awards as determined by the Committee. The employment agreements provide that incentive compensation is subject to recoupment to the extent required by laws or regulations that are applicable to Bio-Techne.

Benefits

Our executives are entitled to participate in all general Bio-Techne benefit plans to the extent eligible to do so based on age, tenure and title, as well as to receive reimbursement for necessary and reasonable out-of-pocket expenses incurred in connection with performing their employment duties and paid vacation of four weeks per calendar year.

Under the employment agreements with Mr. Kummeth and Mr. Hippel, Bio-Techne provides reimbursement for supplemental life insurance and supplemental short-term and long-term disability insurance in a maximum amount that, when aggregated with coverage provided to them under Bio-Techne’s other benefit plans, is three times the applicable base salary for life insurance and 60% and 70% of applicable base salary for short-term and long-term disability insurance, respectively. The reimbursement amounts provided to Mr. Kummeth and Mr. Hippel also include an additional reasonable gross-up amount to cover taxes incurred by them as a result of such payments.

Potential Severance Events

Non-Change of Control Events

In the event Bio-Techne terminates an executive’s employment without “cause” (as defined in the employment agreements) or in the event an executive resigns for “good reason” (as defined in the employment agreements), the executive would be entitled to severance in the amount of one year of his or her then-current base salary. Any severance payments under the employment agreements are contingent upon the executive executing and complying with a release of claims against the Company.

The employment agreements define “cause” to include: (i) habitual neglect of, or willful or material failure to perform employment duties; (ii) embezzlement or any act of fraud; (iii) commission of acts that can be charged as a felony; (iv) dishonesty in dealing between the executive and Bio-Techne or between the executive and other Bio-Techne employees; (v) use or misuse of any controlled substance or of alcohol in a manner that adversely affects the executive’s job performance or otherwise could reflect negatively on the public image of Bio-Techne; (vi) habitual absenteeism; or (vii) willfully acting in a manner materially adverse to the best interests of Bio-Techne.

The employment agreements define “good reason” to mean: (i) a change in the executive’s reporting responsibilities, titles or offices which diminishes the executive’s responsibility or authority; (ii) a material reduction in executive’s total compensation from that provided in the executive’s employment agreement; (iii) a requirement imposed by Bio-Techne that results in the executive being based at a location that is outside a 50 mile radius of Bio-Techne; or (iv) physical working conditions or requirements that a reasonable person would find intolerable (provided that Bio-Techne has a 30-day right to cure or address such intolerable conditions).

Change of Control Events

If an executive resigns for Good Reason or is terminated upon a “change of control” (as defined in the employment agreement) or within one year thereafter, the executive would be entitled to severance in the amount of two years of his then-current base salary, with respect to Mr. Kummeth, or one year of his or her then-current base salary, with respect to all other NEOs, plus in each case the pro-rated value of any cash incentive compensation earned through the date of separation (based on higher of the target cash incentive compensation amount in either the prior year or the year in which the change of control occurs), the automatic acceleration of any vesting requirements of outstanding equity awards, and the payment of COBRA health insurance premiums for two years, with respect to Mr. Kummeth, or one year, with respect to all other NEOs. Any severance payments under the employment agreements are contingent upon the executive executing and complying with a release of claims against the Company.

For the purpose of the employment agreements, “change of control” generally means: (i) a person, entity or group becomes the owner of more than 50% of the combined voting power of Bio-Techne’s then-outstanding securities (other than in connection with an equity financing or solely as the result of a repurchase of outstanding shares by Bio-Techne); (ii) a merger, consolidation or similar transaction occurs and the shareholders of Bio-Techne immediately prior to the event to not own outstanding voting securities of more than 50% of the combined voting power of the surviving entity following the event; or (iii) a sale, lease or other disposition of substantially all of the total gross value of Bio-Techne’s consolidated assets occurs.

Quantification of Potential Severance Events as of June 30, 2018

For each named executive officer, the estimated amount of potential payments at June 30, 2018, assuming the executive’s employment terminates pursuant to a covered reason, is as follows:

	Cash Severance Upon Termination	Severance Upon Termination Following a Change in Control
Name	Without Cause or Resignation for Good Reason	Cash Severance(1)	Value of Accelerated Equity Awards (2)
Charles Kummeth	$930,444	$3,680,709	$24,931,594
James Hippel	495,544	1,020,882	5,660,699
David Eansor	474,444	897,625	2,944,052
Robert Gavin	413,194	754,172	2,290,636
Brenda Furlow	404,444	670,216	2,016,365

(1)

Assumes that the triggering event took place on the last business day of FY 2018, and the payout upon termination is equal to the applicable multiple of base salary plus the actual non-equity incentive plan compensation earned for FY 2018 plus the maximum value of unvested performance-based cash units plus payment of COBRA health insurance premiums for the applicable number of years.

(2)

Assumes that the triggering event took place on the last business day of FY 2018, the price per share of the Company's securities is the closing market price as of that date, and the payout upon termination is equal to the maximum value of unvested equity awards. Represents the sum of the value of accelerated restricted stock and RSUs, calculated by multiplying the number of restricted stock and RSUs by the price per share on June 30, 2018, plus the value of accelerated option shares, calculated by subtracting the aggregate exercise price from the price per share on June 30, 2018 and multiplying the difference by the number of option shares.

Pay Ratio Disclosure

As a result of Section 953(d) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, (collectively, the “Rule”), beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of annual total compensation received by our CEO compared to the median of the annual total compensation of all of our employees (other than our CEO), commonly referred to as the ”pay ratio” disclosure.

To identify our median employee, we used our employee population on May 1, 2018 and calculated annualized cash compensation as reported in our payroll systems, which included base salary or wages, cash bonuses, and commissions paid. As of May 1, 2018, we had 1,852 employees, of which 1,443 were employed in the United States, with the remaining 409 employed outside the United States. A total of 337 of our employees outside the United States are employed in the United Kingdom, Canada, Germany and China. As permitted by the Rule, we excluded 72 other employees employed outside of the United States (which includes subsidiaries in 17 countries each with employee populations of 1 to 10 employees), consisting in the aggregate of less than 5% of our total employee population.

After identifying our median employee, we calculated the annual total compensation of the median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $73,840. Our median employee did not receive any equity compensation.

Our CEO, Mr. Kummeth, received annual total compensation for FY 2018 in the amount of $9,664,874 as reflected in the Summary Compensation Table included in this Proxy Statement. Based on this information, we estimate that Mr. Kummeth’s FY 2018 annual total compensation was approximately 131 times the median of the annual total compensation of all employees.

Item 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Your Board recommends a vote “FOR” support of the Company’s named executive officer compensation.

Consistent with the results of the shareholder advisory vote held at the 2018 Annual Meeting of Shareholders regarding the frequency of “say on pay” votes, the Board has adopted a policy providing for annual say on pay advisory votes. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Our Executive Compensation Committee has described our compensation philosophy in the Compensation Discussion and Analysis contained in this Proxy Statement. Shareholders are urged to read the Compensation Discussion and Analysis, which also discusses how the Company’s compensation policies and procedures implement the Company’s compensation philosophy, as well as the 2018 Summary Compensation Table and other related tables and narrative disclosure that describe the compensation of the Chief Executive Officer, the Chief Financial Officer and the other named executive officers of the Company in FY 2018. The Executive Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing the Company’s compensation philosophy and in achieving its goals and that the compensation of the named executive officers in FY 2018 reflects and supports these compensation policies and procedures.

We ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2018 Summary Compensation Table and the other related tables and disclosures.”

This advisory vote on named executive officer compensation, commonly referred to as a say on pay advisory vote, is not binding on the Board. However, the Executive Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

Under applicable Minnesota law and the Company’s Second Amended and Restated Bylaws, this proposal requires the affirmative vote of the holders of the greater of: (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Equity Compensation Plan Information

We currently award stock-based compensation, including stock options and restricted stock, under our Second Amended and Restated 2010 Equity Incentive Plan. The following table presents information about common stock authorized for issuance under the Second Amended and Restated 2010 Equity Incentive Plan as of June 30, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (# in 000’s)	Weighted Avg. Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (# in 000’s)
	(A)	(B)	(C)
Equity compensation plans approved by shareholders	3,452	$105.17	2,361
Equity compensation plans not approved by shareholders	0	N/A	0
Total	3,452	$105.17	2,361

As of August 31, 2018, there were 1,551,594 shares available for future grants under the Amended Plan, and the closing price per share of our common stock was $192.17 as reported on The NASDAQ Global Select Market.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of August 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,776,455(1)	10.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,145,154(2)	8.39%
Eaton Vance Management 2 Int’l Place Boston, MA 02110	2,028,469(3)	5.42%
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	2,025,700(4)	5.41%

(1)

BlackRock, Inc. reported its beneficial ownership on a Schedule 13G/A filed with the SEC on July 10, 2018. The filing indicates that as of June 30, 2018, BlackRock, Inc. had sole voting power over 3,623,785 shares, shared voting power over no shares, sole dispositive power over 3,776,455 shares, and shared dispositive power over no shares.

(2)

The Vanguard Group reported its beneficial ownership on a Schedule 13G/A filed with the SEC on February 8, 2018. The filing indicates that as of December 31, 2017, The Vanguard Group has sole voting power of 20,641 shares, shared voting power over 4,512 shares, sole dispositive power over 3,122,854 shares, and shared dispositive power over 22,300 shares.

(3)

Eaton Vance Management reported its beneficial ownership on a Schedule 13G filed with the SEC on February 14, 2018. The filing indicates that as of December 31, 2017, Eaton Vance Management has shared voting power and dispositive power over 2,028,469 shares of Common Stock, and shared voting and dispositive power over no shares.

(4)

Brown Capital Management, LLC reported its beneficial ownership on a Schedule 13G/A filed with the SEC on February 14, 2018. The filing indicates that as of December 31, 2017, Brown Capital Management, LLC has sole voting power of 1,297,455 shares, shared voting power over no shares, sole dispositive power over 2,025,700 and shared dispositive power over no shares.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned as of August 31, 2018, by each executive officer of the Company named in the Summary Compensation Table (the “named executive officers”), by each director and by all directors and current executive officers as a group. Other than Charles Kummeth, who beneficially owns 1.4% of total shares outstanding, each individual beneficially owns less than one percent of total shares outstanding, which includes shares subject to options exercisable by him or her. As a group, executive officers and directors beneficially own 3.8% of total shares outstanding.

Name of Director or Executive Officer	Number of Shares Beneficially Owned (1)
Charles R. Kummeth	546,272	(2)
Robert V. Baumgartner	37,082	(3)
Joseph Keegan, Ph.D.	3,864	(4)
Randolph C. Steer, M.D., Ph.D.	33,082	(5)
Charles A. Dinarello, M.D.	42,582	(6)
Alpna Seth, Ph.D..	3,864	(7)
John L. Higgins	42,382	(8)
Roeland Nusse, Ph.D.	49,082	(9)
David Eansor	48,390	(10)
Robert Gavin	62,419	(11)
Brenda Furlow	41,090	(12)
James Hippel	136,540	(13)
Harold J. Wiens	21,582	(14)
Officers and directors as a group (15 persons)	1,451,813	(15)

(1)

Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares underlying restricted stock awards that are currently outstanding, shares underlying restricted stock units that are currently outstanding and vested, shares underlying options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of August 31, 2018. Percentage ownership calculations are based on 37,758,275 shares issued and outstanding on August 31, 2018.

(2)	Includes 92,176 shares held directly and 454,096 shares subject to vested but unexercised stock options
(3)	Includes 7,712 shares held directly, 26,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(4)	Includes 739 shares held directly and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(5)	Includes 3,712 shares held directly, 26,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(6)	Includes 8,212 shares held directly, 31,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(7)	Includes 739 shares held directly and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(8)	Includes 3,012 shares held directly, 36,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(9)	Includes 4,712 shares held directly, 41,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(10)	Includes 3,117 shares held directly and 45,273 shares subject to vested but unexercised stock options.
(11)	Includes 2,866 shares held directly and 59,553 shares subject to vested but unexercised stock options.
(12)	Includes 2,189 shares held directly and 38,901 shares subject to vested but unexercised stock options.
(13)	Includes 4,382 shares held directly and 132,158 shares subject to vested but unexercised stock options.
(14)	Includes 4,212 shares held directly, 14,245 shares subject to vested but unexercised stock options, and 3,125 shares subject to stock options that will vest within 60 days of August 31, 2018.
(15)

Includes 353,998 shares held by the Company’s Stock Bonus Plan as to which the Company’s Board of Directors directs the voting, 933,968 shares subject to vested but unexercised stock options and 25,000 shares subject to stock options that will vest within 60 days after August 31, 2018.

Item 4. APPROVE ALLOCATION OF ADDITIONAL SHARES TO THE COMPANY’S SECOND AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

Your Board recommends a vote “FOR” approval of an amendment of the Company’s Second Amended and Restated 2010 Equity Incentive Plan to allocate 900,000 additional shares to the Plan reserve.

The Board of Directors has adopted, subject to shareholder approval, the allocation of an additional 900,000 shares to the Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”). No other changes to the Plan are proposed or recommended.

Under applicable Minnesota law and the Company’s bylaws, this proposal requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Background

The Executive Compensation Committee believes that equity incentive grants are vital to our Company and our shareholders, as they play an important role in our ability to attract and retain key management, align a significant percentage of our executives’ compensation to her or his performance, as well as ours, and generate in our executives a strategic long-term interest in our performance. As we acquire companies, we also believe providing equity incentives to employees of those acquired companies enhances and supports our strategic objectives. As discussed below, the Amended Plan will make an additional 900,000 shares available for grant under the Plan. No other changes to the Plan are proposed.

Equity Compensation Plan Information

Shares and Awards at Fiscal Year End

We currently award stock-based compensation, including stock options, restricted stock, restricted stock units, and performance cash units, under the Plan. The following table presents information about common stock authorized for issuance under the Plan as of June 30, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (# in 000’s)	Weighted Avg. Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (# in 000’s)
	(A)	(B)	(C)
Equity compensation plans approved by shareholders	3,452	$105.17	2,361
Equity compensation plans not approved by shareholders	0	N/A	0
Total	3,452	$105.17	2,361

Grants of Additional Awards

In August 2018, the Company made its annual award grant to members of management, including its executive officers. A summary of shares outstanding under our Amended Plan that incorporates these additional grants is provided below as of August 15, 2018:

Stock options outstanding	4,125,495
Weighted average exercise price	$119.89
Weighted average remaining contractual life	3.98 years
Restricted stock units outstanding	172,850
Shares remaining for grant under the Amended Plan	1,551,594
Common stock outstanding	37,706,332

If the additional allocation of 900,000 shares is approved by our shareholders, 2,451,594 additional shares of the Company’s Common Stock will be reserved and available for awards under the Amended Plan, subject to adjustments as may be required or permitted in accordance with the terms of the Amended Plan.

We believe that adding 900,000 shares to the pool available for issuance under the Amended Plan will enable us to continue to provide necessary incentives to our employees and directors, and to award retention and other performance incentives to management of new acquisitions. In FY 2018, our non-employee directors, NEOs, executive officers and non-officer employees received equity awards with respect to the following aggregate amounts of shares. Director and NEO grants are set forth in more detail in the “Director Compensation” and “Executive Compensation” sections of this Proxy Statement.

	Number of Shares Underlying Options	Number of Shares Underlying RSUs	Number of Shares Underlying Restricted Stock Awards
NEOs:
Charles Kummeth	195,570	21,291	14,194
James Hippel	57,073	4,438	—
David Eansor	27,958	2,174	—
Robert Gavin	25,065	1,949	—
Brenda Furlow	22,173	1,724	—
All current executive officers as a group	362,904	38,525	14,194
All director nominees who are not executive officers as a group	21,875	—	5,173
All current employees, including all current officers who are not executive officers, as a group	687,083	32,899	—

Shares Available for Awards

The stock to be awarded or optioned under the Amended Plan (the “share authorization”) will consist of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the Amended Plan is approximately 2,452,000 shares; provided that all shares of stock reserved and available under the Amended Plan will constitute the maximum aggregate number of shares of stock that may be issued through incentive stock options.

The following shares of common stock will not reduce the share authorization and will continue to be reserved and available for awards granted pursuant to the Amended Plan: (i) all or any portion of an outstanding option or stock appreciation right that is terminated prior to exercise, (ii) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (iii) shares of common stock covered by an award to the extent the award is settled in cash; provided, however, that the full number of shares of common stock subject to a stock appreciation right will reduce the share authorization, whether such stock appreciation right is settled in cash or shares of common stock. The following shares shall reduce the share authorization and shall not become available again for issuance under Amended Plan: (a) shares of common stock retained or withheld to satisfy tax withholding obligations on an award, (b) shares of common stock retained or withheld to pay the exercise price of an option or purchase price of an award, (c) shares of common stock subject to a broker-assisted cashless exercise, (d) shares of common stock delivered (either actually or by attestation) to the Company to pay the exercise price of an option or purchase price of an award or to satisfy tax withholding obligations on an award, and (e) shares of common stock repurchased by the Company with the proceeds of an option.

For awards made under the Amended Plan that are intended to qualify as “performance-based” compensation under Section 162(m), no person may be granted options or stock appreciation rights under the Amended Plan for more than 300,000 shares of common stock in any calendar year; no person may be granted restricted stock awards, restricted stock unit awards or performance share awards under the Amended Plan for more than 200,000 shares of common stock in any calendar year; and no person may be granted performance cash awards under the Amended Plan for more than $5,000,000 in any calendar year.

The Executive Compensation Committee, as administrator of the Amended Plan, will adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the Amended Plan. Any adjustment determination made by the Executive Compensation Committee will be final, binding and conclusive.

Item 5. RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

Your Board recommends a vote “FOR” appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

The Audit Committee of the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. KPMG LLP has served as the Company’s independent registered public accounting firm since 2003. Shareholder approval of this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of its shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company’s shareholders. Representatives of KPMG LLP are not expected to be present at the Annual Meeting.

Under applicable Minnesota law and the Company’s bylaws, this proposal requires the affirmative vote of the holders of the greater of: (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Audit Committee Report

The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•

discussed with the Company’s independent registered public accounting firm the material required to be discussed by Public Company Accounting Oversight Board Auditing Standards 1301, “Communications with Audit Committees”;

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with the independent registered public accounting firm the independent public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 as filed with the SEC.

John L. Higgins (Chair)

Robert V. Baumgartner

Harold Wiens

  Members of the Audit Committee

Independent Registered Public Accountants

KPMG LLP acted as the Company’s independent registered public accounting firm for FY 2018 and 2017. Representatives of KPMG LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The Audit Committee has appointed KPMG LLP its independent registered public accounting firm for FY 2019.

Audit Fees

The following fees were paid or payable to KPMG LLP for the fiscal years ended June 30, 2018 and 2017 (in thousands):

	2018	2017
Audit Fees	$2,152	$1,704
Audit-Related Fees	34	110
Tax Fees	395	361
All Other Fees	0	0

“Audit Fees” are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit Fees also included fees incurred for the audit of the effectiveness of internal control over financial reporting.

“Audit-Related Fees” are mainly for professional services incurred in connection with acquisition-related procedures and reviews.

“Tax Fees” included fees for services provided and expenses incurred in connection with preparation of the Company’s tax returns in the United States and the United Kingdom and inquiries and audits related to such returns. Tax fees for FY 2018 and FY 2017 include approximately $25,000 and $85,000 for acquisition related tax consulting, respectively.

Pre-Approval Policies and Procedures

Pursuant to its written charter, the Audit Committee of the Company’s Board of Directors is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm, provided that (1) the Committee may delegate to one of more of its members the authority to grant pre-approvals subject to such pre-approvals being reported to and reviewed by the full Committee at its next meeting, and (2) pre-approval shall not be required for non-audit services if the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount paid by the Company to its independent accounting firm during the fiscal year in which such non-audit services are provided, such services were not recognized by the Company at the time of engagement to be non-audit services, and such services are promptly brought to the attention of the Committee and approved by the Committee prior to completion of the audit in order to ensure that the provision of such services does not impair the firm’s independence. Annual tax services are reviewed and approved by the Audit Committee prior to the commencement of such services. The Audit Committee has authorized Company officers to engage KPMG LLP in permitted non-audit and tax services that involve less than $25,000 in fees in the aggregate. Such services are reviewed quarterly by the Audit Committee. All of the services rendered by KPMG LLP in FY 2018 and 2017 were pre-approved by the Audit Committee.

ADDITIONAL CORPORATE GOVERNANCE MATTERS

Related Party Transactions

In accordance with the Audit Committee Charter, the Audit Committee reviews and approves all related party transactions involving the Company’s directors and executive officers or their immediate family members to determine whether such transactions meet applicable legal requirements and are appropriately disclosed in the Proxy Statement. The Company has adopted a written policy concerning the review of related party transactions, which provides that, in determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, all directors and executive officers of the Company are subject to the Company’s Code of Ethics and Business Conduct, which requires the directors and executive officers to inform the Company’s legal counsel of any existing or proposed relationship or business transaction that could be, or might appear to be, a conflict of interest. Any reported transactions would be brought to the attention of the Audit Committee for review and disposition. Since the beginning of the last fiscal year, there have been no related party transactions arising or existing requiring disclosure under applicable rules and regulations.

Code of Ethics and Business Conduct and Financial Fraud and Ethics Reporting Hotline

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all directors, officers and employees of the Company. The Company sponsors a financial fraud and ethics reporting hotline that is available to all employees, operated on a confidential basis by a third party, and supervised by the Chief Compliance Officer, with full powers of investigation by the Audit Committee of the Board. The Code of Ethics and Business Conduct is available on the IR page of our website at http://www.bio-techne.com in the “Investor Relations” section under “Corporate Governance.” We intend to disclose any future amendments to, or waivers for directors and executive officers of, a provision of our Code of Ethics and Business Conduct on our website promptly following the date of such amendments or waivers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2017 and during the fiscal year ended June 30, 2018 through the date of this filing, all Section 16(a) filing requirements applicable to Insiders were met with the exception of the following transactions: Joseph D. Keegan filed a late Form 4 on October 31, 2017 for a grant of Common Stock and Stock Options on October 26, 2017;  N. David Eansor filed a late Form 4 on May 11, 2018 for sale of Common Stock on May 4, 2018.

Shareholder Proposals for 2019 Annual Meeting

In order for a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2019 Annual Meeting, the written proposal must be received by the Company at its offices by August 26, 2019. The proposal must comply with SEC regulations that govern inclusion of shareholder proposals in Company proxy materials.

The Company’s Third Amended and Restated Bylaws provide that a shareholder may present a proposal or a nominee for director from the floor at the 2019 Annual Meeting, without including such proposal or nominee in the Company’s Proxy Statement, if proper written notice is received by the Company between July 26, 2019 and August 26, 2019. Any such proposal must provide the information required by our Third Amended and Restated Bylaws and comply with applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions should be directed to the Corporate Secretary of the Company at 614 McKinley Place N.E., Minneapolis, MN 55413.

Proxy Access

Our proxy access bylaw permits up to 20 shareholders collectively owning 3% or more of our outstanding voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Our Bylaws require shareholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 90 days and no less than 60 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of shareholders. Accordingly, with respect to our 2019 annual meeting of shareholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as July 26, 2019, but no later than August 26, 2019.

ADDITIONAL VOTING INFORMATION

The Board is not aware of any matters to be presented at the Annual Meeting, other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Who can Vote

Your Proxy is solicited by the Board of Directors of Bio-Techne Corporation for use at the Annual Meeting of Shareholders to be held on October 25, 2018, and at any adjournment thereof, for the agenda items set forth in the attached Notice of Annual Meeting. A Notice of Internet Availability of Proxy Materials was mailed to shareholders on or about September 11, 2018. For shareholders who had previously requested hard copies, the Notice of Annual Meeting, Proxy Statement, 2017 Annual Report to Shareholders and proxy card are being mailed on or about September 11, 2018.

You are entitled to vote your shares of Company common stock (“Common Stock”) at the Annual Meeting if our records show that you held your shares as of the record date designated by the Board of Directors, August 31, 2018. At the close of business on August 31, 2018, 37,758,275 shares of Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (i.e., held in “street name”), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold your shares in your own name, as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may vote at the Annual Meeting through www.virtualshareholdermeeting.com/TECH18, or you can instruct the proxies to vote your shares by visiting www.proxyvote.com, or, if you received your proxy materials by mail, by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.

Whichever method you select to transmit your voting instructions, the proxies appointed by the Board will vote your shares in accordance with those instructions. If you sign and return a Proxy without specifying voting instructions, the proxies will, subject to the following, vote your shares in accordance with the Board’s recommendations set forth in the Proxy Statement, including in favor of the number and slate of directors proposed by the Nominations and Governance Committee of the Board of Directors and listed herein.

If you are a holder of record, you may revoke your Proxy at any time before the vote is taken at the virtual meeting by sending a written statement to that effect to the Corporate Secretary of the Company, submitting a properly signed proxy card with a later date, or filing a notice of termination of your Proxy and voting at the Annual Meeting through www.virtualshareholdermeeting.com/TECH18. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee in order to revoke previously-rendered voting instructions.

Voting Standards

You may either vote for, against or abstain on each of the proposals set forth herein. A quorum is required to transact business at the Annual Meeting. As of the close of business on the record date, the Company had 37,758,275 shares outstanding, meaning that 18,879,138 shares must be present, either by attending virtually or by proxy, to establish a quorum. If a quorum is present, the affirmative vote of a majority of shares present and entitled to vote is required to approve each proposal, provided that, under the Company’s Amended and Restated Articles of Incorporation directors will be elected as follows: (i) if the number of director nominees is equal to (or less than) the number of directors to be elected, directors will be elected by a majority of votes cast, meaning that directors who receive a greater number of “FOR” votes than “AGAINST” votes will be elected; (ii) if the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of voting power of the shares present and entitled to vote.

If you return a Proxy, but mark “ABSTAIN” with respect to a matter, then your shares will be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have voted in favor of such matter. Abstentions, therefore, as to any proposal, other than election of directors, will have the same effect as votes against such proposal. If a shareholder abstains from voting for a particular director nominee, such abstention will not count as an affirmative vote “FOR” or “AGAINST” such nominee and will have no effect.

If you hold your shares in street name and do not submit voting instructions to your broker, bank or other nominee, your broker bank or other nominee will not be permitted to vote your shares in their discretion on any proposal other than the proposal to ratify the independent registered public accounting firm. If a broker returns a “non-vote” Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be votes “FOR,” “AGAINST,” or “ABSTAIN” with regard to any matter and will be reported as “broker non-votes.” For purposes of electing directors, a non-vote will not be counted as a vote “FOR” or “AGAINST” the directors.

Cost of Proxy Solicitation

The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

Participation in the Annual Meeting

The Annual Meeting will be virtual only, meaning that it will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a Bio-Techne shareholder or joint holder as of the close of business on August 31, 2018, or if you hold a valid proxy for the 2018 Annual Meeting. If you attend the meeting via the webcast, you will be able to submit questions during the meeting. To submit questions and to otherwise participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding Availability of Proxy Materials we mailed to you and on the proxy card (if you requested one be sent to you). If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or submit questions.

The meeting webcast will begin promptly at 12:00 p.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:30 a.m. Central Time, and you should allow ample time for the check-in procedures. During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance and access copies of our proxy statement and annual report.

Householding

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more shareholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Bio-Techne Corporation proxy materials. This means that only one copy of proxy materials may have been sent to multiple shareholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and annual report from the other shareholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to the Corporate Secretary, Bio-Techne Corporation, 614 McKinley Place N.E., Minneapolis, MN 55413 or (iii) contact the Corporate Secretary at (612) 379-8854. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of these documents was delivered. Shareholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact Investor Relations at the above address or phone number.

Annual Report

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2018, including consolidated financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2018, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO CORPORATE SECRETARY, BIO-TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Executive Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Dated:	September 11, 2018

Appendix A

BIO-TECHNE CORPORATION
SECOND AMENDED AND RESTATED
2010 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a) “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board of Directors, as the case may be.

(b) “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c) “Agreement” shall mean the written agreement entered into by the Participant and the Company evidencing the grant of an Award. Each Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant.

(d) “Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 6(d) of the Plan.

(e) “Award” shall mean any grant pursuant to the Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Appreciation Right.

(f) “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares Voting Power, which includes the power to vote or to direct the voting, with respect to such securities.

(i) Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined Voting Power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the Voting Power as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

(ii) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding Voting Power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding Voting Power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined Voting Power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(f)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv) Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, the term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(g) “Close of Business” of a specified day shall mean 5:00 p.m., Central Time, without regard to whether such day is a Saturday, Sunday, bank holiday, or other day on which no business is conducted.

(h) “Committee” shall mean a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(h), “non-employee director” shall have the same meaning as set forth in Rule 16b-3. Further, to the extent necessary for compliance with the limitations set forth in Code Section 162(m), each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder.

(i) “Common Stock” shall mean the common stock of the Company (subject to adjustment as provided in Section 15 of the Plan).

(j) The “Company” shall mean Bio-Techne Corporation, a Minnesota corporation.

(k) “Consultant” shall mean any person, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services; provided, however, that no person shall be considered a Consultant for purposes of the Plan unless such Consultant is a natural person, renders bona fide services to the Company or any Affiliate, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes of the Plan, “Consultant” shall also include a director of an Affiliate who is compensated for services as a director.

(l) “Covered Employee” shall mean any key salaried Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Administrator within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under the Plan for such applicable Performance Period.

(m) “Director” shall mean a member of the Board of Directors of the Company.

(n) “Effective Date” shall mean the date the Board of Directors of the Company approves the amendment and restatement of the Bio-Techne Corporation 2010 Equity Incentive Plan.

(o) “Employee” shall mean a common law employee of the Company or any Affiliate, including “officers” as defined by Section 16 of the Exchange Act; provided, however, that service solely as a Director or Consultant, regardless of whether a fee is paid for such service, shall not cause a person to be an Employee for purposes of the Plan.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(q) “Fair Market Value” of specified stock as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee in its sole discretion by applying principles of valuation with respect to Common Stock.

(r) “Full Value Award” shall mean an Award that is settled by the issuance of shares of Common Stock, other than in the form of an Option or Stock Appreciation Right.

(s) “Incentive Stock Option” shall mean an Option granted pursuant to Section 9 of the Plan that is intended to satisfy the provisions of Code Section 422, or any successor provision.

(t) “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or an individual who beneficially owns more than ten percent (10%) of any class of equity securities of the Company that is registered under Section 12 of the Exchange Act, as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.

(u) The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to sections of the Code are intended to include applicable treasury regulations and successor statutes and regulations.

(v) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(w) “Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.

(x) “Parent” shall mean any parent corporation of the Company within the meaning of Code Section 424(e), or any successor provision.

(y) “Participant” shall mean an Employee to whom an Incentive Stock Option has been granted or an Employee, a Director, or a Consultant to whom a Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Appreciation Right has been granted.

(z) “Performance Award” shall mean any Performance Share or Performance Unit Award granted pursuant to Section 13 of the Plan.

(aa) “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(bb) “Performance Objective(s)” shall mean one or more performance objectives set forth in Section 7 and established by the Administrator, in its sole discretion, for Awards granted under the Plan, including Performance Awards to Covered Employees that are intended to qualify as Performance-Based Compensation.

(cc) “Performance Period” shall mean the period, established at the time any Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Award are to be measured; provided, however, that in no event shall the performance period be less than one (1) year.

(dd) “Performance Share” shall mean any grant pursuant to Section 13 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(ee) “Performance Unit” shall mean any grant pursuant to Section 13 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(ff) “Plan” means the Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(gg) “Restricted Stock Award” shall mean any grant of restricted shares of Common Stock pursuant to Section 11 of the Plan.

(hh) “Restricted Stock Unit” shall mean any grant of any restricted stock units pursuant to Section 12 of the Plan.

(ii) “Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act.

(jj) “Stock Appreciation Right” shall mean a grant pursuant to Section 14 of the Plan.

(kk) A “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Code Section 424(f), or any successor provision.

(ll) “Voting Power” shall mean any and all classes of securities issued by the applicable entity which are entitled to vote in the election of directors of the applicable entity.

SECTION 2.
PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those Employees, Directors, and Consultants upon whose efforts the success of the Company and its Affiliates will depend to a large degree. It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards and Stock Appreciation Rights.

SECTION 3.
EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall be effective on the Effective Date; provided, however, that adoption of the Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the Effective Date. Although Awards may be granted prior to the date the amendment and restatement of the Plan is approved by the shareholders of the Company, any Incentive Stock Options granted after the Effective Date but before the date of such shareholder approval shall be treated as Nonqualified Stock Options if shareholder approval is not obtained within such twelve-month period.

The Administrator may grant Awards pursuant to the Plan from time to time until the Administrator discontinues or terminates the Plan; provided, however, that in no event may Incentive Stock Options be granted pursuant to the Plan after the earlier of (i) the date the Administrator discontinues or terminates the Plan, or (ii) the Close of Business on the day immediately preceding the tenth anniversary of the Effective Date.

SECTION 4.
ADMINISTRATION

(a) Administration by the Board of Directors or Committee(s). The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”); provided, however, that the Board may delegate some or all of the administration of the Plan to a Committee or Committees. The Board and any Committee appointed by the Board to administer the Plan are collectively referred to in the Plan as the “Administrator.”

(b) Delegation by Administrator. The Administrator may delegate to one or more Committees and/or sub-Committees, or to one or more officers of the Company and/or its Affiliates, or to one or more agents and/or advisors, such administrative duties or powers as it may deem advisable. The Administrator or any Committees or individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility of the Administrator or such Committees or individuals may have under the Plan. The Administrator may, by resolution, authorize one or more directors who are also officers of the Company to do one or both of the following on the same basis as can the Administrator: (i) designate Employees to be recipients of Awards and (ii) determine the size of any such Awards; provided, however, (x) the Administrator shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider or a Covered Employee; (y) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (z) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(c) Powers of Administrator. Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the exercise price of Options granted hereunder; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective Agreements evidencing each Award (which may vary from Participant to Participant), to amend or revise Agreements evidencing any Award (to the extent the amended terms would be permitted by the Plan and provided that no such revision or amendment, except as is authorized in Section 15, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant in the absence of the consent of the Participant), and to make all other determinations necessary or advisable for the administration of the Plan (including to correct any defect, omission or inconsistency in the Plan or any Agreement, to the extent permitted by law and the Plan). The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

(d) Limitation on Liability; Actions of Committees. No member of the Board or a Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, or the Administrator delegates any of its duties to another Committee or sub-Committee, any action of such Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

The Administrator may grant Awards under the Plan to any Employee, Director, or Consultant; provided, however, that only Employees are eligible to receive Incentive Stock Options. In designating Participants, the Administrator shall also determine the number of shares or cash units to be optioned or awarded to each such Participant and any Performance Objectives applicable to Awards. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan. The power of the Administrator under this Section 5 shall be exercised from time to time in the sole discretion of the Administrator and without approval by the shareholders.

SECTION 6.
STOCK

(a) Number of Shares Reserved. The stock to be awarded or optioned under the Plan (the “Share Authorization”) shall consist of authorized but unissued shares of Common Stock. Subject to Section 15 of the Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is 2,451,594 shares of Stock; provided, that all shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.

(b) Share Usage. The following shares of Common Stock shall not reduce the Share Authorization and shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) all or any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (ii) all or any portion of any outstanding Restricted Stock Award or Restricted Stock Unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such Award, and (iii) shares of Common Stock covered by an Award to the extent the Award is settled in cash; provided, however, that the full number of shares of Common Stock subject to a Stock Appreciation Right shall reduce the Share Authorization, whether such Stock Appreciation Right is settled in cash or shares of Common Stock. The following shares shall reduce the Share Authorization and shall not become available again for issuance under the Plan: (a) shares of Common Stock retained or withheld to satisfy tax withholding obligations on an Award, (b) shares of Common Stock retained or withheld to pay the exercise price of an Option or purchase price of an Award, (c) shares of Common Stock subject to a broker-assisted cashless exercise, (d) shares of Common Stock delivered (either actually or by attestation) to the Company to pay the exercise price of an Option or purchase price of an Award or to satisfy tax withholding obligations on an Award, and (e) shares of Common Stock repurchased by the Company with the proceeds of an Option.

(c) Annual Award Limits. Unless and until the Administrator determines that an Award to a Covered Employee shall not be Performance-Based Compensation, the following limits (each, an “Annual Award Limit,” and collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(i) Options and Stock Appreciation Rights. The maximum number of shares of Common Stock subject to Options granted and shares of Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be, in the aggregate, three hundred thousand (300,000) shares, subject to adjustment as provided in Section 15.

(ii) Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect Restricted Stock Awards and Restricted Stock Units in any one calendar year to any one Participant shall be, in the aggregate, two hundred thousand (200,000) shares, subject to adjustment as provided in Section 15.

(iii) Performance Awards. To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than two hundred thousand (200,000) shares, subject to adjustment as provided in Section 15. To the extent payable in cash, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than five million dollars ($5,000,000).

SECTION 7.
PERFORMANCE OBJECTIVES

(a) Performance Objectives. For any Awards to Covered Employees that are intended to qualify as “Performance-Based Compensation” under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of, (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation, amortization and/or stock compensation expense, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total shareholder return), (xvii) appreciation in the fair market value or book value of the Common Stock, (xviii) debt to equity ratio or debt levels, (xix) market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels, and (xx) operational targets including without limitation milestones in clinical trials, research and development, regulatory approvals, new product commercialization and new market expansion.

Any Performance Objective may be used to measure the performance of the Company and/or Affiliate, as a whole or with respect to any business unit, or any combination thereof as the Administrator may deem appropriate, or any of the specified Performance Objectives as compared to the performance of a group of competitor companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Objectives; provided, however, that such authority shall be subject to Code Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation.

(b) Evaluation of Performance Objectives. The Administrator may provide in any Award based on Performance Objectives that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20—Extraordinary and Unusual Items and/or in Management's Discussion and Analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c) Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Administrator determines.

(d) Administrator Discretion. In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Objectives without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and, in such case, may apply performance objectives other than those set forth in this Section 7.

SECTION 8.
PAYMENT OF OPTION EXERCISE PRICE

Upon the exercise of an Option, Participants may pay the exercise price of an Option (i) in cash, or with a personal check, certified check, or other cash equivalent, (ii) by the surrender by the Participant to the Company of previously acquired unencumbered shares of Common Stock (through physical delivery or attestation), (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price, in whole or in part, with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner.

The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Common Stock” means shares of Common Stock which the Participant owns on the date of exercise (or for the period of time, if any, as may be required by generally accepted accounting principles applicable to the Company).

With respect to payment in the form of Common Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each Incentive Stock Option shall be evidenced by an Incentive Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price. The Incentive Stock Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Incentive Stock Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined Voting Power of all classes of stock of the Company or of its Parent or any Subsidiary, the exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of Common Stock on the date of the grant of the Incentive Stock Option. The Administrator shall have full authority and discretion in establishing the exercise price and shall be fully protected in so doing.

(b) Exercisability and Term. The Incentive Stock Option Agreement shall state when the Incentive Stock Option becomes exercisable (i.e. “vests”), and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Option. The Participant may exercise the Incentive Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof). Notwithstanding anything in the Plan or the Agreement to the contrary, the Participant may not exercise an Incentive Stock Option after the maximum term of such Option, as such term is specified in the Incentive Stock Option Agreement. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined Voting Power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted. The Administrator may modify or accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

Notwithstanding the foregoing, Incentive Stock Options granted under the Plan shall not vest and become exercisable less than one (1) year from the date of grant; provided, however, that these vesting restrictions shall not apply to Incentive Stock Options that, when combined with all other Awards granted under the Plan without such minimum vesting restrictions, are granted for a total number of shares that is less than five percent (5%) of the maximum aggregate number of shares of Common Stock specified in Section 6(a); and provided, further, that these vesting restrictions shall not apply to Incentive Stock Options that become vested and exercisable pursuant to Section 15.

(c) No Rights as Shareholder. A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b), to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Incentive Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes, applicable to the supplemental income resulting from such exercise or disqualifying disposition. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other “incentive stock option” plans of the Company or any Affiliate) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(e), such acceleration shall be of full force and effect but the number of shares of Common Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 9(e) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “incentive stock option” plans of the Company or any Affiliate in chronological order according to the dates of grant.

(f) Other Provisions. The Incentive Stock Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary to ensure that such Incentive Stock Option will be considered an “incentive stock option” as defined in Code Section 422 or to conform to any change therein.

SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each Nonqualified Stock Option shall be evidenced by a Nonqualified Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Exercise Price. The Nonqualified Stock Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. The exercise price per share shall be equal to one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of the Nonqualified Stock Option, or such higher price as the Administrator determines.

(b) Exercisability and Term. The Nonqualified Stock Option Agreement shall state when the Nonqualified Stock Option becomes exercisable (i.e. “vests”) and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Option. The Participant may exercise the Nonqualified Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof); provided, however, that the Participant may not exercise a Nonqualified Stock Option after the maximum term of such Option, as such term is specified in the Nonqualified Stock Option Agreement. Unless otherwise determined by the Administrator and specified in the Agreement governing the Award, no Nonqualified Stock Option shall be exercisable during a term of more than ten (10) years after the date on which it is granted. The Administrator may modify or accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

Notwithstanding the foregoing, Nonqualified Stock Options granted under the Plan shall not vest and become exercisable less than one (1) year from the date of grant; provided, however, that these vesting restrictions shall not apply to Nonqualified Stock Options that, when combined with all other Awards granted under the Plan without such minimum vesting restrictions, are granted for a total number of shares that is less than five percent (5%) of the maximum aggregate number of shares of Common Stock specified in Section 6(a); and provided, further, that these vesting restrictions shall not apply to Nonqualified Stock Options that become vested and exercisable pursuant to Section 15.

(c) No Rights as Shareholder. A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form).

(d) Withholding. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Nonqualified Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes, applicable to the supplemental income resulting from such exercise. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions. The Nonqualified Stock Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AWARDS

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. The Restricted Stock Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award.

(b) Risks of Forfeiture. The Restricted Stock Award Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award and the manner in which such risks of forfeiture shall lapse, including, if applicable in the Administrator’s discretion, a description of the Performance Objectives and Performance Period upon which the lapse of risks of forfeiture is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in lapse of risks of forfeiture. The Administrator may, in its sole discretion, modify or accelerate the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Common Stock which are restricted as of the effective date of the modification.

Notwithstanding the foregoing, the risks of forfeiture on Restricted Stock Awards granted under the Plan shall not lapse less than one (1) year from the date of grant; provided, however, that these vesting restrictions shall not apply to Restricted Stock Awards that, when combined with all other Awards granted under the Plan without such minimum vesting restrictions, are granted for a total number of shares that is less than five percent (5%) of the maximum aggregate number of shares of Common Stock specified in Section 6(a); and provided, further, that these restrictions shall not apply to Restricted Stock Awards for which the risks of forfeiture lapse pursuant to Section 15.

(c) Issuance of Shares; Rights as Shareholder. Except as provided below, the Company shall cause a stock certificate to be issued in connection with the grant of any Restricted Stock Award and shall deliver such certificate to the Participant or hold such certificate in a manner determined by the Administrator in its sole discretion; provided, however, that in lieu of a stock certificate, the Company may evidence the issuance of shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). The Company shall cause a legend or notation to be placed on such certificate or book entry describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Award Agreement and providing for the cancellation and, if applicable, return of such certificate or book entry if the shares of Common Stock subject to the Restricted Stock Award are forfeited. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Restricted Stock Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes, applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock Award. The Participant’s delivery of shares shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions. The Restricted Stock Award Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
RESTRICTED STOCK UNITS

Each Restricted Stock Unit shall be evidenced by a Restricted Stock Unit Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. The Restricted Stock Unit Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Unit.

(b) Vesting. The Restricted Stock Unit Agreement shall set forth the vesting conditions, if any, which shall apply to the Restricted Stock Unit and the manner in which such vesting may occur, including, if applicable in the Administrator’s discretion, a description of the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Restricted Stock Unit. The Administrator may, in its sole discretion, modify or accelerate the vesting of any Restricted Stock Unit.

Notwithstanding the foregoing, Restricted Stock Unit Awards granted under the Plan shall not vest less than one (1) year from the date of grant; provided, however, that these vesting restrictions shall not apply to Restricted Stock Unit Awards that, when combined with all other Awards granted under the Plan without such minimum vesting restrictions, are granted for a total number of shares that is less than five percent (5%) of the maximum aggregate number of shares of Common Stock specified in Section 6(a); and provided, further, that these vesting restrictions shall not apply to Restricted Stock Unit Awards that become vested and exercisable pursuant to Section 15.

(c) Issuance of Shares; Rights as Shareholder. The Participant shall be entitled to payment of the Restricted Stock Unit as the units subject to such Award vest. The Administrator may, in its sole discretion, pay Restricted Stock Units in shares of Common Stock, cash in an amount equal to the Fair Market Value, on the date of payment, of the number of shares of Common Stock underlying the Award that have vested on the applicable payment date, or any combination thereof, as specified in the Restricted Stock Unit Agreement. If payment is made in shares of Common Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such units; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). Until the units subject to the Restricted Stock Unit have vested, the Participant shall not be entitled to vote any shares of Common Stock which may be acquired through the Award, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

(d) Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Unit, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Unit. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes, applicable to the supplemental income resulting from the payment of such Restricted Stock Unit. The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e) Other Provisions. The Restricted Stock Unit Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.
PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 13 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

(a) Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b) Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:

(i) the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

(ii) one or more Performance Objectives established by the Administrator;

(iii) the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv) the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v) the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares or Performance Units may be deferred.

(c) Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Performance Award. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes. The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d) No Rights as Shareholder. A Participant (or the Participant’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by a Performance Award until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued.

(e) Other Provisions. The Performance Award Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 14.
STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement, which shall comply with and be subject to the following terms and conditions:

(a) Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Common Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date of such exercise, over (ii) a specified exercise price. The number of shares underlying and the exercise price of the Stock Appreciation Right shall be determined by the Administrator on the date of grant. The specified exercise price shall be equal to 100% of the Fair Market Value of such shares of Common Stock on the date of grant of the Stock Appreciation Right, or such higher price as the Administrator determines. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b) Exercisability and Term. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable (i.e., “vests”) and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Stock Appreciation Right. The Participant may exercise the Stock Appreciation Right, in full or in part, upon or after the vesting date of such Stock Appreciation Right (or portion thereof); provided, however, that the Participant may not exercise a Stock Appreciation Right after the maximum term of such Stock Appreciation Right, as such term is specified in the Stock Appreciation Right Agreement. Unless otherwise determined by the Administrator and specified in the Agreement governing the Award, no Stock Appreciation Right shall be exercisable during a term of more than ten (10) years after the date on which it is granted.

Notwithstanding the foregoing, Stock Appreciation Rights granted under the Plan shall not vest and become exercisable less than one (1) year from the date of grant; provided, however, that these vesting restrictions shall not apply to Stock Appreciation Rights that, when combined with all other Awards granted under the Plan without such minimum vesting restrictions, are granted for a total number of shares that is less than five percent (5%) of the maximum aggregate number of shares of Common Stock specified in Section 6(a); and provided, further, that these vesting restrictions shall not apply to Stock Appreciation Rights that become vested and exercisable pursuant to Section 15.

The Administrator may modify or accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

(c) Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value equal to such tax withholding, including payroll taxes, applicable to the supplemental income resulting from such exercise. The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

(d) No Rights as Shareholder. A Participant (or the Participant’s successors) shall have no rights as a shareholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made.

(e) Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 14 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3.

SECTION 15.
RECAPITALIZATION, EXCHANGE,
LIQUIDATION, OR CHANGE OF CONTROL

(a) In General. In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Administrator may, in its sole discretion, adjust the value determinations applicable to outstanding Awards and the Plan in order to reflect such change, including adjustment of the class and number of shares of stock reserved under Section 6 of the Plan, the class and number of shares of stock covered by each outstanding Award, and, if and as applicable, the exercise price per share of each outstanding Award and the Annual Award Limits. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b) Liquidation. Unless otherwise provided in the Agreement evidencing an Award or in an employment agreement or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, the Administrator may provide for one or both of the following:

(i) the acceleration of the exercisability of any or all outstanding Options or Stock Appreciation Rights, the vesting and payment of any or all Performance Awards or Restricted Stock Units, and/or the lapsing of the risks of forfeiture on any or all Restricted Stock Awards; provided, however, that no such acceleration, vesting or payment shall occur if the acceleration, vesting or payment would violate the requirements of Code Section 409A; or

(ii) the complete termination of the Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case immediately prior to the completion of such a dissolution or liquidation.

(c) Change of Control. Unless otherwise provided in the Agreement evidencing an Award or in an employment agreement or other agreement between the Participant and the Company, in the event of a Change of Control, the Administrator may provide for one or more of the following:

(i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all Awards (or portions thereof);

(ii) the complete termination of the Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control;

(iii) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all Awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such Awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations;

(iv) that Participants holding outstanding Awards shall become entitled to receive, with respect to each share of Common Stock subject to such Award (whether vested or unvested, as determined by the Administrator pursuant to subsection (c)(i) hereof) as of the effective date of any such Change of Control, cash in an amount equal to (1) for Participants holding Options or Stock Appreciation Rights, the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of Options or Stock Appreciation Rights, or (2) for Participants holding Awards other than Options or Stock Appreciation Rights, the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control.

The Administrator need not take the same action with respect to all Awards (or portions thereof) or with respect to all Participants. In addition, the Administrator may restrict the rights of or the applicability of this Section 15 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 16.
NONTRANSFERABILITY

(a) In General. Except as expressly provided in the Plan or an Agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.

(b) Nonqualified Stock Options. Notwithstanding anything in this Section 16 to the contrary, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Option to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) of the Exchange Act, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

(c) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 17.
INVESTMENT PURPOSE AND SECURITIES COMPLIANCE

No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Common Stock to a Participant, the Participant agrees to the following:

(a) In the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

(b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of outstanding Awards so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Award and the date on which such Award must be exercised or remove the risks of forfeiture to which the Award is subject, provided that the Company gives Participant prior written notice of such acceleration or removal, and (ii) to cancel any outstanding Awards (or portions thereof) which Participant does not exercise prior to or contemporaneously with such public offering.

(c) In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 17.

The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Common Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall not be liable for the failure to issue and sell Common Stock upon the exercise, vesting, or lapse of restrictions of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Common Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.

SECTION 18.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such suspension, termination, revision, or amendment, except as is authorized in Section 15, shall impair the terms and conditions of any Award which is outstanding on the date of such suspension, termination, revision, or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, except as provided in Section 15 of the Plan or to the extent required by applicable law or regulation, the Board may not, without shareholder approval, revise or amend the Plan to (i) materially increase the number of shares subject to the Plan, (ii) change the designation of Participants, including the class of Employees, eligible to receive Awards, (iii) decrease the price at which Options or Stock Appreciation Rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace Options or Stock Appreciation Rights that have an exercise price in excess of the Fair Market Value of the Common Stock with other awards, or amend the terms of outstanding Options or Stock Appreciation Rights to reduce their exercise price, (v) materially increase the benefits accruing to Participants under the Plan, or (vi) make any modification that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422.

To the extent applicable, the Plan and all Agreements shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any Agreement to the contrary, the Board may amend the Plan or Agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.

SECTION 19.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS

(a) No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

(b) No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.

(c) Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any of its Affiliates by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Common Stock or payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 20.
MISCELLANEOUS

(a) Issuance of Shares. The Company is not required to issue or remove restrictions on shares of Common Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.

(b) Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of the Plan, without regard to that state’s conflict of laws rules.

(c) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d) No Duty to Notify. The Company shall have no duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, the Company has no duty or obligation to minimize the tax consequences of an Award to the Participant.

BIO-TECHNE CORPORATION
C/O AMERICAN STOCK TRANSFER
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 10038

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 24, 2018 for shares held directly and by 11:59 P.M. Eastern Time on October 22, 2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TECH18**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time October 24, 2018 for shares held directly and by 11:59 P.M. Eastern Time on October 22, 2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51360-P11961 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BIO-TECHNE CORPORATION

The Board of Directors recommends you vote FOR proposal 1.	**For**	**Against**	**Abstain**
1. To set the number of Directors at eight.	☐	☐	☐
The Board of Directors recommends you vote FOR the following:			
2. Election of Directors			
2a. Robert V. Baumgartner	☐	☐	☐
2b. John L. Higgins	☐	☐	☐
2c. Joseph D. Keegan, Ph.D.	☐	☐	☐
2d. Charles R. Kummeth	☐	☐	☐
2e. Roeland Nusse, Ph.D.	☐	☐	☐
2f. Alpna Seth, Ph.D.	☐	☐	☐
2g. Randolph Steer, M.D., Ph.D.	☐	☐	☐
2h. Harold J. Wiens	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 3, 4 and 5.	**For**	**Against**	**Abstain**
3. Cast a non-binding vote on named executive officer compensation.	☐	☐	☐
4. Approve an amendment to the Second Amended and Restated 2010 Equity Incentive Plan, to allocate 900,000 additional shares to the Plan reserve.	☐	☐	☐
5. Ratify the appointment of the Company's independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐
6. Conduct such other business as may properly be brought before the meeting.			

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E51361-P11961

BIO-TECHNE CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles Kummeth and Brenda Furlow or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of Bio-Techne Corporation registered in the name of the undersigned, at the Annual Meeting of Shareholders to be held on Thursday, October 25, 2018 at 12:00 p.m., Central Time, via webcast at www.virtualshareholdermeeting.com/TECH18, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON SUCH PROPOSAL.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side